UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Oracle Corporation

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500 Oracle Parkway

Redwood City, California 94065

September 10, 2004

To our Stockholders:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Friday, October 29, 2004, at 10:00 a.m., in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

      We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2004 Annual Meeting of Stockholders and proxy statement.

      Included with this proxy statement is a copy of our Annual Report on Form 10-K for fiscal year 2004. We encourage you to read the Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

      Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting, we invite you to watch the proceedings via webcast by going to http://www.oracle.com/investor.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Lawrence J. Ellison
Chief Executive Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Friday, October 29, 2004

PLACE	Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065

LIVE WEBCAST	Available on our web site at http://www.oracle.com/investor, starting at 10:00 a.m., Pacific time, on Friday, October 29, 2004.

ITEMS OF BUSINESS	(1) To elect a Board of Directors to serve for the ensuing year.
(2) To approve the adoption of the Fiscal Year 2005 Executive Bonus Plan.
(3) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005.
(4) To approve the Amended and Restated 2000 Long-Term Equity Incentive Plan.
(5) To consider a stockholder proposal on the adoption of the “China Business Principles for Rights of Workers in China.”
(6) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must be a stockholder at the close of business on September 2, 2004.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.
Daniel Cooperman Senior Vice President, General Counsel & Secretary September 10, 2004

ORACLE CORPORATION

2004 ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT

September 10, 2004

We are providing these proxy materials in connection with Oracle Corporation’s 2004 Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card or voter instruction card and our 2004 Annual Report on Form 10-K were first mailed to stockholders on or about September 16, 2004. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Oracle is soliciting your vote at the 2004 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	Election of directors;

•	Approval of the Fiscal Year 2005 Executive Bonus Plan;

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005;

•	Approval of the Amended and Restated 2000 Long-Term Equity Incentive Plan;

•	A stockholder proposal; and

•	Any other business that may properly come before the meeting.

What are the Board of Directors’ recommendations?

The Board recommends a vote:

•	for the election of directors;

•	for the approval of the adoption of the Fiscal Year 2005 Executive Bonus Plan;

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005;

•	for the approval of the Amended and Restated 2000 Long-Term Equity Incentive Plan;

•	against the adoption of the “China Business Principles for Rights of Workers in China”; and

•	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set September 2, 2004, as the record date for the Annual Meeting (the “record date”). All stockholders who owned Oracle common stock at the close of business on September 2, 2004, may attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for each share of Oracle’s common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most stockholders of Oracle hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with Oracle’s transfer agent, Equiserve, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Oracle. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all stockholders?

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 5,127,911,703 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of Oracle’s outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

Directors are elected by a plurality of the votes cast. This means that the eleven individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

The approval of the Fiscal Year 2005 Bonus Plan, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the approval of the Amended and Restated 2000 Long-Term Equity Incentive Plan and the stockholder proposal each requires the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote thereon in order to be approved. If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, such as bonus plans, amendments to stock option plans and stockholder proposals opposed by management.

If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast (such as an amendment to a stock option plan). With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal (there are no such proposals at this Annual Meeting).

Can I change or revoke my vote after I return my proxy card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Secretary of Oracle, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting by ballot at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring one guest to the meeting if there is space available.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a stockholder must present an admission ticket or proof of ownership of Oracle stock on the record date. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and an admission ticket to be admitted. Stockholders and proxyholders must also present a form of photo identification such as a driver’s license.

An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If a stockholder does not bring an admission ticket, proof of ownership of Oracle stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.

Admission to the Annual Meeting will begin at 9:00 a.m. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., we recommend you arrive early.

The Annual Meeting will be held at 350 Oracle Parkway, Redwood City, California. When you arrive here, signs will direct you to the appropriate meeting rooms. Please note that due to security reasons, all bags will be subject to search, and all persons who attend the meeting will be required to pass through a metal detection monitor. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting rooms.

Can I watch the Annual Meeting on the Internet?

Yes, our Annual Meeting also will be webcast on October 29, 2004. You are invited to visit http://www.oracle.com/investor, at 10:00 a.m., Pacific time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website through November 5, 2004.

Who pays for the proxy solicitation and how will Oracle solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy material to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have hired MacKenzie Partners, Inc. to distribute and solicit proxies. We will pay MacKenzie a fee of $12,500, plus reasonable expenses, for these services.

How can I access Oracle’s proxy materials and annual report electronically?

The proxy statement and our 2004 Annual Report on Form 10-K are available on our website at http://www.oracle.com/investor. Instead of receiving copies of Oracle’s future annual reports and proxy materials by mail, stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your future proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. See http://www.oracle.com/investor to enroll for electronic delivery.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Secretary to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending November 30, 2004, which we will file with the SEC. We will also post the results of the voting on our website at http://www.oracle.com/corporate/investor relations/ ProxyResults.html. After the Form 10-Q is filed, you may obtain a copy by visiting our website or contacting our Investor Relations department by calling 650-506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor us@oracle.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact Oracle’s transfer agent, Equiserve, by calling 877-282-1168 or writing to Equiserve, P.O. Box 43023, Providence, Rhode Island, 02940-3023, or visit their website at www.equiserve.com to get more information about these matters.

HOW DO I VOTE ?

Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities are available now, will be available 24 hours a day and will close at 8:59 p.m., Pacific time, on October 28, 2004.

Vote by Telephone

You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet

You also can choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you will be responsible for.

Vote by Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to ADP Investor Communications Services in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Oracle Corporation, c/o ADP Investor Communications Services, 51 Mercedes Way, Edgewood, NJ 11717.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

BOARD OF DIRECTORS

Incumbent Directors

Information concerning our incumbent directors, all of whom have been nominated for election at the Annual Meeting, is set forth below.

Jeffrey O. Henley, 59, has served as the Chairman of the Board since January 2004 and as a director since June 1995. Mr. Henley served as an Executive Vice President and Chief Financial Officer from March 1991 to July 2004. Mr. Henley has been a member of the Executive Committee since July 1995. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Pacific Holding Company, a privately-held company with diversified interests in manufacturing and real estate, from August 1986 to February 1991.

Lawrence J. Ellison, 60, has been Chief Executive Officer and a director since he founded Oracle in June 1977. Mr. Ellison served as Chairman of the Board from May 1995 to January 2004 and from May 1990 to October 1992 and President from May 1978 to July 1996. Mr. Ellison has been a member of the Executive Committee since December 1985.

Donald L. Lucas, 74, has served as a director since March 1980. He has been a member and Chairman of the Executive Committee since December 1985, a member of the Finance and Audit Committee (the “F&A Committee”) since December 1982 and Chairman of the F&A Committee since 1987. Mr. Lucas has been a member of the Committee on Compensation and Management Development (the “Compensation Committee”) since October 1992, a member of the Nomination & Governance Committee (the “Governance Committee”) since December 1996, a member of the Independent Committee for Review of Interested Transactions (the “Independent Committee”) since October 1999 and a member of the Acquisition Committee (the “Acquisition Committee”) since June 2003. He was Chairman of the Board from October 1980 to May 1990. He has been a self-employed venture capitalist since 1960. He also serves as a director of Cadence Design Systems, Inc., Macromedia, Inc., and PDF Solutions, Inc.

Michael J. Boskin, 58, has served as a director since April 1994. He has been a member of the F&A Committee and the Governance Committee since July 1994, a member of the Compensation Committee since July 1995 and a member of the Acquisition Committee since June 2003. He served on the Independent Committee from October 1999 to July 2003. He was elected Chairman of the Compensation Committee by the Board in July 1997 and Chairman of the Governance Committee in October 2001. Dr. Boskin is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is Chief Executive Officer and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also serves as a director of Exxon Mobil Corporation, First Health Group Corp. and Vodafone Group, PLC.

Jack F. Kemp, 69, has served as a director since December 1996 and previously served as a director of Oracle from February 1995 until September 1996. Mr. Kemp has been a member of the Independent Committee since July 2003. Mr. Kemp has been a Co-Chairman of FreedomWorks Empower America, a non-profit grassroots advocacy organization, since July 2004. From January 1993 until July 2004, Mr. Kemp was Co-Director of Empower America, which merged with Citizens for a Sound Economy to form FreedomWorks in July 2004. Mr. Kemp served as a member of Congress for 18 years and as Secretary of Housing and Urban Development from February 1989 until January 1993. In 1996, Mr. Kemp was the Republican candidate for Vice President of the United States. Mr. Kemp also serves as a director of Hawk Corporation and IDT Corporation.

Jeffrey S. Berg, 57, has served as a director since February 1997. He has been a member of the Compensation Committee and the Governance Committee since October 2001. He served on the F&A Committee from

April 1997 to October 2001. Mr. Berg has been an agent in the entertainment industry for over 35 years and the Chairman and Chief Executive Officer of International Creative Management, Inc., a talent agency for the entertainment industry, since 1985. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles. Mr. Berg also serves as a director of Leapfrog Enterprises, Inc.

Safra Catz, 42, has been a President since January 2004 and has served as a director since October 2001. She served as an Executive Vice President from November 1999 to January 2004 and Senior Vice President from April 1999 to October 1999. Prior to joining us, Ms. Catz was employed by Donaldson, Lufkin & Jenrette, a global investment bank, where she was a Managing Director from February 1997 to March 1999.

Hector Garcia-Molina, 50, has served as a director since October 2001. Mr. Garcia-Molina has been a member of the Special Litigation Committee since February 2002. He has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and has served as Chairman of the Department of Computer Science since January 2001. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University. Mr. Garcia-Molina also serves as a director of Kintera Inc.

Joseph A. Grundfest, 52, has served as a director since October 2001. Mr. Grundfest has been a member and Vice Chairman of the F&A Committee since October 2001, a member of the Special Litigation Committee since February 2002 and its Chairman since January 2003 and a member of the Acquisition Committee since June 2003. He served on the Independent Committee from January 2002 to July 2003. He is the William A. Franke Professor of Law and Business at Stanford Law School, where he has been on the faculty since January 1990. Prior to coming to Stanford, Mr. Grundfest was a Commissioner of the SEC from 1985 until 1990.

H. Raymond Bingham, 58, has served as a director and a member of the F&A Committee since November 2002. Mr. Bingham has been a member and Chairman of the Independent Committee since July 2003. Mr. Bingham is Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, and has served as a director of Cadence since November 1997. Prior to becoming Executive Chairman, he served as President and Chief Executive Officer of Cadence from April 1999 to May 2004 and as Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Before joining Cadence in 1993, Mr. Bingham served, for eight years, as Executive Vice President and Chief Financial Officer for Red Lion Hotels, Inc., where he was also responsible for corporate business development. Mr. Bingham also serves as a director of KLA Tencor Corporation, Onyx Software Corporation and Freescale Semiconductor, Inc.

Charles E. Phillips, Jr., 45, has been a President and has served as a director since January 2004. He served as Executive Vice President, Strategy, Partnerships and Business Development from May 2003 to January 2004. Prior to joining us, Mr. Phillips was at Morgan Stanley & Co., Incorporated, a global investment bank, where he was a Managing Director from November 1995 to May 2003 and a Principal from December 1994 to November 1995. From 1986 to 1994, Mr. Phillips worked at various investment banking firms on Wall Street. Prior to that, Mr. Phillips served as a Captain in the United States Marine Corps as an information technology officer.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer,

Presidents, Chief Financial Officer, Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

The Board of Directors met four times at regularly scheduled meetings and ten times at special meetings during fiscal year 2004. During that same period, the Board acted three times by unanimous written consent. Each director attended at least 75% of all Board meetings in fiscal year 2004 held after becoming a director.

Committees, Membership and Meetings

The current standing committees of the Board are the Executive Committee, the Finance and Audit Committee, the Nomination & Governance Committee, the Committee on Compensation and Management Development and the Independent Committee for Review of Interested Transactions. The Board has also formed an Acquisition Committee. The table below provides current membership and fiscal year 2004 meeting and consent information for each such Board committee. In fiscal year 2004, each committee member attended at least 75% of the total meetings of the Board of Directors and board committees of which he was a member.

Name	Executive	F&A	Governance	Compensation	Independent	Acquisition

Lawrence J. Ellison	M
Jeffrey Berg			M	M
H. Raymond Bingham		M			C
Michael J. Boskin		M	C	C		M
Safra Catz
Hector Garcia-Molina
Joseph A. Grundfest		VC				M
Jeffrey O. Henley	M
Jack F. Kemp					M
Donald L. Lucas	C	C	M	M	M	M
Charles E. Phillips, Jr.
2004 Meetings	1	12	5	5	3	6
2004 Written Consents	3	1	0	18	7	0
M Member
C Chair
VC Vice Chair

The Executive Committee

Unless otherwise specified by the Board of Directors, the Executive Committee is generally vested with all the powers of the Board, except that the Executive Committee cannot take action beyond certain financial limits, dissolve Oracle, sell all or substantially all of Oracle’s assets, merge Oracle with another company where Oracle is not the surviving entity, amend Oracle’s bylaws or take any other action not permitted to be delegated to a committee under Delaware law or Oracle’s Bylaws.

The Finance and Audit Committee

The primary function of the F&A Committee is to provide advice with respect to financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance. In particular, the F&A Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The F&A Committee also serves to:

•	Act as an independent and objective party to monitor our financial reporting process and internal control system;

•	Review and appraise the audit efforts of our independent auditors;

•	Oversee our internal audit department;

•	Evaluate our quarterly financial performance at Earnings Review meetings;

•	Oversee management’s establishment and enforcement of financial policies and business practices, as well as our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct; and

•	Provide an open avenue of communication between the Board of Directors and the independent auditors, financial and senior management, legal counsel and the internal audit department.

The F&A Committee held executive sessions with our independent auditors on five occasions in fiscal year 2004. The F&A Committee operates under a written charter adopted by our Board of Directors. The F&A Committee monitors legislative and regulatory developments affecting corporate governance practices for U.S. public companies, and, from time to time, makes recommendations to our Board for revision of the F&A Committee charter to reflect such developments and evolving best practices. The F&A Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

The Board has determined that each member of the F&A Committee is an independent director as defined in the NASDAQ listing standards and satisfies the SEC’s additional independence requirement for members of audit committees. In addition, the Board has determined that Donald L. Lucas and H. Raymond Bingham qualify as “audit committee financial experts” as defined by the SEC rules.

The Nomination & Governance Committee

The Governance Committee is tasked with monitoring corporate governance matters, including leading the Board in its periodic review of the composition and performance of the Board and its committees, overseeing our Corporate Governance Guidelines and board committee charters and periodically reviewing the independence of each non-management director as defined by NASDAQ listing standards. The Governance Committee also functions to consider and recommend qualified candidates for election as directors of Oracle. The Governance Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

The Committee on Compensation and Management Development

The functions of the Compensation Committee are to:

•	Review and set the compensation of our Chief Executive Officer and certain of our most highly compensated officers, including salary, bonuses, stock options and other compensation;

•	Administer our stock plans and approve stock option awards; and

•	Oversee the career development of senior management.

The Compensation Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

The Independent Committee for Review of Interested Transactions

The Independent Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $60,000 between Oracle (or any of our subsidiaries) and any of our affiliates. The Independent Committee’s efforts are intended to ensure that each proposed related party transaction is on terms that are reasonable and fair to us. If any member of the Independent Committee would derive a direct or indirect benefit from a proposed transaction, he is excused from the review and approval process with regard to that transaction. In April 2004, the role of the Independent Committee was expanded to encompass the monitoring of related party relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Conflict of Interest Policy for senior officers and directors. The Independent Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

The Acquisition Committee

The Acquisition Committee was originally formed as a special committee in June 2003 to review, consider and approve changes to the terms, other than the offer price, of the tender offer for PeopleSoft, Inc. In December 2003, the scope of this committee’s responsibilities was expanded to include providing input to management with respect to other proposed acquisitions of sufficient size or importance to warrant close review by the Board of Directors.

Director Compensation

Our directors play a critical role in guiding Oracle’s strategic direction and overseeing the management of Oracle. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload and opportunity costs. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on board committees. Several of our directors serve on more than one committee. Annual cash retainers and formula stock option grants to the non-employee directors are intended to correlate to the responsibilities of each such director.

Our employee directors, Messrs. Ellison, Henley and Phillips and Ms. Catz, receive no separate compensation to serve as directors of Oracle.

Cash Retainer and Meeting Fees for Non-Employee Directors

For fiscal year 2005, commencing June 1, 2004, each of our non-employee directors will receive (a) an annual retainer of $52,500 for serving as a director of Oracle, and (b) each of the applicable retainers and fees set forth below for serving as a chair or vice chair or as a member of one or more of the committees of the Board.

Annual Committee Member Retainers:
F&A Committee	$25,000
Compensation Committee	$20,000
Governance Committee	$15,000
Independent Committee	$15,000
Executive Committee	—
Acquisition Committee	—

Additional Annual Retainers for Committee Chairs:
F&A Committee	$25,000
F&A Committee (Vice Chair)	$25,000
Compensation Committee	$20,000
Governance Committee	$15,000
Independent Committee	$15,000
Executive Committee	$20,000
Acquisition Committee	—

Fee per Board Meeting:
Regular Meeting	$3,000
Special Meeting	$2,000

Fee per Committee Meeting:
F&A Committee (other than Earnings Review Meetings)	$3,000
F&A Earnings Review Meeting	$2,000
Compensation Committee	$2,000
Governance Committee	$2,000
Independent Committee	$2,000
Executive Committee	$2,000
Acquisition Committee	$2,000

Special Litigation Committee. Mr. Grundfest and Mr. Garcia-Molina, the members of the Special Litigation Committee, were paid for 29.5 and 4.0 hours, respectively, for services during fiscal year 2004 relating to the derivative actions filed against Oracle (see “Legal Actions Involving Management” on page 31 of this proxy statement for a description of such actions). We pay Mr. Grundfest and Mr. Garcia-Molina an hourly rate of $250 for time spent on such matters.

Directors’ Equity Compensation

Non-employee directors also participated in our Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Plan”) which provides for option grants, restricted stock or other equity-based awards to directors for their services. The Directors’ Plan provides for the following grants of options to purchase our common stock to each non-employee director:

      (a)     Options to purchase 60,000 shares of our common stock, granted as of the date an individual becomes a director; and

(b)	Options to purchase 30,000 shares of our common stock, granted in May of each year, provided such director has served on the Board for at least six months as of the date of the grant.

Set forth below are the number of shares underlying additional annual grants of options made to non-employee directors who also serve as the Chair or Vice Chair of certain committees of the Board. Each of these grants is made in May to the director who, as of the date of grant, had served in the relevant capacity for one year (or six months for Vice Chair of the F&A Committee).

F&A Committee Chair	30,000 shares
F&A Committee Vice Chair	20,000 shares
Compensation Committee Chair	20,000 shares
Governance Committee Chair	10,000 shares
Executive Committee Chair	10,000 shares

Non-Employee Director Compensation Table

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our Board and committees of the Board during fiscal years 2004 and 2003:

	Fiscal		Equity
Director	Year	Cash(1)	Awards(2)(3)

Jeffrey Berg	2004	$109,000	30,000
	2003	$76,000	40,000
H. Raymond Bingham	2004	$134,804	30,000
	2003	$44,297	120,000 (4)
Michael Boskin	2004	$225,598	60,000
	2003	$192,000	80,000
Hector Garcia-Molina	2004	$67,000	30,000
	2003	$90,313	40,000
Joseph Grundfest	2004	$174,571	50,000
	2003	$270,874	60,000
Jack Kemp	2004	$72,402	30,000
	2003	$48,000	40,000
Donald Lucas	2004	$248,000	70,000
	2003	$214,000	100,000

(1)	These figures do not include their reasonable travel expenses for which they are reimbursed.
(2)	All figures in this column reflect options to purchase common stock.
(3)	Unless otherwise indicated, the exercise price per option granted for fiscal year 2003 was fixed at $13.01 which was the fair market value per share on May 31, 2003 (based on the closing price of our common stock on May 30, 2003). The exercise price per option granted for fiscal year 2004 was fixed at $11.40 which was the fair market value per share on May 31, 2004 (based on the closing price of our common stock on May 28, 2004). The option grants made in fiscal year 2003 were made pursuant to the option grant formulas in effect that year.

(4)	This figure also includes the option for 80,000 shares granted to Mr. Bingham when he first joined Oracle’s Board in November 2002 with an exercise price of $10.19 which was the fair market value per share on the date of grant.

STATEMENT ON CORPORATE GOVERNANCE

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. We believe that we have in place procedures and practices, including the following, which are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle. The Guidelines, which are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor, deal with the following matters:

•	Director qualifications;

•	Director responsibilities;

•	Board committees;

•	Director access to officers and employees;

•	Director compensation;

•	Director orientation and continuing education;

•	CEO evaluation;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be “independent,” each in accordance with or as defined in the rules adopted by the SEC and NASDAQ. The Board and each committee have the power to hire and fire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask such questions and conduct investigations as they deem appropriate to fulfill their duties.

Each director must comply with both our Conflict of Interest Policy and our Code of Ethics and Business Conduct, which are described below under “Employee Matters,” except that the conflict of interest section in our Code of Ethics and Business Conduct applicable to our non-employee directors is superseded by the Conflict of Interest Policy. Under our Conflict of Interest Policy, directors must annually disclose in writing to the Independent Committee all positions on boards of directors and advisory boards of other entities (public, private and non-profit), and the Independent Committee must inform the Board of any potential conflicts of interest with respect to any such positions.

Board members are expected to attend the Annual Meeting of Stockholders. All current Board members who were on the Board last year attended last year’s Annual Meeting of Stockholders. The Guidelines provide for regular executive sessions to be held by non-management directors.

The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for newly elected directors for their benefit, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Governance Committee will periodically conduct self-evaluations to determine whether the Board and its committees are functioning effectively, and the results of these evaluations are reported to the Board. The Compensation Committee is required under the Guidelines to conduct an annual review of the CEO’s performance and compensation, and the Board will review the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the long and short term.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. The Board is composed of four employee directors and seven independent directors. The Board has determined that each of the following directors is independent (as defined by NASDAQ listing standards): Messrs. Lucas, Kemp, Berg, Garcia-Molina, Grundfest and Bingham and Dr. Boskin; and that therefore all directors who serve on the Compensation, F&A, Governance and Independent Committees are independent under the NASDAQ listing standards. The independent members of our Board hold regular executive sessions.

In January 2004, the Board split the role of Chairman of the Board and Chief Executive Officer. The Board elected Mr. Henley as our new Chairman, and Mr. Ellison remains our Chief Executive Officer.

The function of each standing committee is described on pages 9 to 11 of this proxy statement. Each committee with a charter periodically reviews its charter, as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving “best practices.” The charters for the Governance, Compensation, Independent and F&A Committees are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

In July 2004, a new stock ownership requirement for directors was adopted. All current directors are required to own at least 1,000 shares of our common stock by July 2005 and at least 5,000 shares by July 2006. Any new members of the Board will be required to own 1,000 shares of our common stock within one year of the date such director joins the Board and own 5,000 shares within two years of such date.

Nomination & Governance Committee. The Governance Committee is tasked with monitoring corporate governance matters and considering and recommending qualified candidates for election as directors of Oracle. The Corporate Governance Guidelines were amended in April 2004 and set forth the Governance Committee’s revised policy regarding the consideration of all properly submitted stockholder candidates for membership on the Board as well as candidates submitted by current Board members and others. The Guidelines are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor. Anyone wishing to submit a candidate must provide a written notice recommending the candidate for election at the next Annual Meeting of Stockholders to the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, CA 94065, at least 120 days before that Annual Meeting. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if elected.

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting the nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board, including business judgment, management, accounting and finance, industry and technology knowledge, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board endorsement of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Stockholder Matters

Disclosure. We have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

Equity Plans. It has been our long-standing practice to obtain stockholder approval before implementing, or making material amendments to, our equity compensation plans, as we are doing this year for our 2000 Long-Term Equity Incentive Plan. We are proposing amendments to our 2000 Long-Term Equity Incentive Plan to, among other things, eliminate Oracle’s ability to reprice options without stockholder approval. See Proposal No. 4 on page 41 for more information on these amendments.

Communications with Board. Any stockholder wishing to communicate with any of our directors regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California, 94065. The Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board.

Employee Matters

Code of Conduct. In 1996, we adopted a Code of Ethics and Business Conduct. We require all employees, including our senior financial officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. We provide classes and mandatory web-based training with respect to the Code of Conduct for all of our employees and have appointed regional business conduct officers to oversee the application of the Code of Conduct in each of our geographic regions. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

Compliance and Ethics Hotline. With oversight from the F&A Committee, we have established procedures to receive, retain and address employee complaints received by Oracle. These procedures include a confidential hotline to answer employees’ ethics questions and to report employees’ ethical concerns and incidents including, without limitation, concerns about accounting, internal controls or auditing matters. This hotline is available 24 hours a day, seven days a week, and callers may choose to remain anonymous.

Conflict of Interest Policy. In July 2003, our Board adopted a specific Conflict of Interest Policy for our senior officers and directors. The policy addresses several potential conflict of interest issues and requires prompt and annual disclosure of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving such persons and their related parties. A financial interest involves (a) an existing or potential significant investment in any entity with which Oracle has, or is negotiating, a material transaction or arrangement, and (b) any existing or potential compensation arrangement or right with such entity.

Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The person or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether Oracle will enter into the related transaction or arrangement or, in the case of a corporate opportunity, the related transaction or arrangement will remain available for Oracle to pursue. Each senior officer and director must annually confirm in writing that such person has read this policy and is in compliance with it.

Our Code of Ethics and Business Conduct and our Conflict of Interest Policy are each posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 2, 2004 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

Lawrence Ellison(2)	1,331,341,324	25.60%
500 Oracle Parkway, Redwood City, CA 94065
Keith Block(3)	2,020,282	*
Safra Catz(4)	6,941,666	*
Sergio Giacoletto(5)	2,440,755	*
Jeffrey Henley(6)	15,313,572	*
Charles Phillips, Jr.(7)	500,000	*
Jeffrey Berg(8)	469,000	*
H. Raymond Bingham(9)	62,000	*
Michael Boskin(10)	1,112,372	*
Hector-Garcia Molina(11)	90,000	*
Joseph Grundfest(12)	105,000	*
Jack Kemp(13)	458,602	*
Donald Lucas(14)	868,062	*
All current executive officers and directors as a group (20 persons)(15)	1,383,784,477	26.36%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.
(2)	Includes 73,000,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date and includes 911,744 shares owned by Mr. Ellison’s spouse of which he disclaims beneficial ownership.
(3)	Includes 2,017,130 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(4)	Includes 6,941,666 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(5)	Includes 2,438,333 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(6)	Includes 15,281,272 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(7)	Includes 500,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(8)	Includes 469,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(9)	Includes 50,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(10)	Includes 1,108,372 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(11)	Includes 90,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(12)	Includes 105,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(13)	Includes 458,550 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(14)	Includes 13,062 shares held in trust. Includes 855,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(15)	Includes all shares described in notes (2) through (14) above, 270,000 additional shares held in trust and 18,424,171 additional shares subject to currently exercisable options or options exercisable within 60 days of the record date.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation we paid to our Chief Executive Officer, each of our four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2004 and hereinafter referred to as the “named executive officers”) and our next most highly compensated executive officer (determined by reference to compensation for fiscal year 2004) for the fiscal years ended May 31, 2004, 2003 and 2002.

							Long-Term

							Compensation
							Awards

		Annual Compensation					Securities
							Underlying
	Fiscal				All Other		Options/SARs
Name and Principal Position	Year	Salary		Bonus	Compensation(1)		(2)

Lawrence J. Ellison	2004	$675,000	(4)	$3,179,000	$—		900,000
Chief Executive Officer(3)	2003	$—		$—	$35,063	(5)(6)	—
	2002	$—		$—	$48,379	(5)(6)	—
Safra Catz	2004	$800,000		$1,907,000		(6)	700,000
President	2003	$800,000		$—		(6)	2,000,000
	2002	$800,000		$—		(6)	2,000,000
Sergio Giacoletto	2004	$639,380	(7)	$1,379,000		(6)	700,000
Executive Vice President	2003	$595,146	(7)	$1,214,700		(6)	1,000,000
Europe, Middle East and Africa Sales and Consulting	2002	$508,998	(7)	$1,571,379		(6)	1,000,000
Keith Block	2004	$800,000		$849,000		(6)	700,000
Executive Vice President	2003	$655,625		$867,950		(6)	750,000
North America Sales and Consulting	2002	$415,000		$1,244,534		(6)	1,135,000
Jeffrey O. Henley	2004	$825,000		$800,000		(6)	700,000
Chairman of the Board	2003	$825,000		$—		(6)	1,000,000
of Directors(8)	2002	$825,000		$—		(6)	1,000,000
Charles E. Phillips, Jr.	2004	$800,000		$280,000		(6)	—
President	2003	$24,242	(9)	$—		(6)	2,000,000
	2002	$—		$—		(6)	—

(1)	This column reflects perquisites and other personal benefits with a value equal to or greater than $50,000 or equal to or greater than 10% of the total annual salary and bonus reported for the named executive officer.
(2)	All figures in this column reflect options to purchase common stock.
(3)	Mr. Ellison was Chairman of the Board of Directors until January 2004.
(4)	Mr. Ellison was not paid an annual salary from June 1, 2003, to August 31, 2003, and was paid an annual salary of $900,000 starting on September 1, 2003.
(5)	Includes income imputed to Mr. Ellison for tax purposes, but not paid out by Oracle, of $19,027 in fiscal year 2003 and $26,317 in fiscal year 2002 for personal use of an airplane in conjunction with business trips. The amount also includes income imputed to Mr. Ellison for tax purposes, but not paid out by Oracle, of $16,036 for fiscal year 2003 and $13,422 for fiscal year 2002 for personal use of a car.

(6)	Messrs. Ellison, Block, Henley and Phillips and Ms. Catz received standard benefits received by full-time employees in the U.S. These include flexible credits to be used toward cafeteria-style benefit plans. Mr. Giacoletto received similar benefits as provided to other full-time employees in his country of employment.
(7)	Mr. Giacoletto’s salary is paid in Swiss Francs, and his salary for each fiscal year was converted into U.S. dollars using the average rate of exchange during such fiscal year.
(8)	Mr. Henley has been Chairman of the Board of Directors since January 2004 and served as an Executive Vice President and Chief Financial Officer until July 2004.
(9)	Mr. Phillips joined Oracle in May 2003 as an Executive Vice President and became a President in January 2004.

Stock Options

The following table sets forth information concerning the grant of stock options to each of the named executive officers and our next most highly compensated executive officer in fiscal year 2004. SEC rules require us to show hypothetical gains that the named executive officers would have for these options at the end of their ten-year terms. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. These rates do not represent estimates or projections of future stock prices.

Option/SAR Grants in Last Fiscal Year

	Individual Grants

		Percent
		of Total			Potential Realizable Value at
	Number of	Options/SARs			Assumed Annual Rates of
	Securities	Granted to	Exercise		Stock Price Appreciation for
	Underlying	Employees in	or Base		Option Term
	Options/SARs	Fiscal	Price	Expiration
Name	Granted(1)	Year 2004	($/sh)	Date	5%	10%

Lawrence J. Ellison	900,000	2.1	12.60	7/11/2013	$7,131,665	$18,073,040
Safra Catz	700,000	1.6	12.60	7/11/2013	$5,546,851	$14,056,809
Sergio Giacoletto	700,000	1.6	12.60	7/11/2013	$5,546,851	$14,056,809
Keith Block	700,000	1.6	12.60	7/11/2013	$5,546,851	$14,056,809
Jeffrey O. Henley	700,000	1.6	12.60	7/11/2013	$5,546,851	$14,056,809
Charles E. Phillips, Jr.	—	—	—	—	$—	$—

(1)	All options in this column were granted under our 2000 Long-Term Equity Incentive Plan and vest at the rate of 25% per annum. Pursuant to the 2000 Long-Term Equity Incentive Plan, the options will become fully vested and exercisable upon a change of control (as defined in the 2000 Long-Term Equity Incentive Plan) if the options are not assumed by the surviving or acquiring company or if the options are assumed and the participant’s employment is terminated without cause within 12 months of such change of control. All options have an exercise price equal to the fair market value of the underlying common stock on the date of grant.

The following table sets forth information with respect to the named executive officers and our next most highly compensated executive officer in fiscal year 2004 concerning exercises of options during fiscal year 2004 and unexercised options held as of the end of fiscal year 2004.

Aggregated Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/ SAR Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Options/SARs		in-the-Money Options/SARs
	Acquired on		at Fiscal Year-End		at Fiscal Year-End
	Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence J. Ellison	4,050,000	41,950,040	72,775,000	900,000	$424,820,388	$—
Safra Catz	—	—	5,766,666	3,733,334	$11,197,440	$4,080,000
Sergio Giacoletto	212,752	1,769,029	1,763,333	2,216,667	$2,031,060	$2,040,000
Keith Block	—	—	1,620,880	1,830,000	$4,773,717	$1,530,000
Jeffrey O. Henley	1,000,000	10,372,399	14,606,272	1,950,000	$97,131,098	$2,040,000
Charles E. Phillips, Jr.	—	—	500,000	1,500,000	$—	$—

Employment Arrangements

Mr. Giacoletto has an employment agreement with us. Mr. Giacoletto’s employment agreement provides for three months’ notice prior to any termination, and an annual car allowance of 36,000 Swiss Francs, grossed up to cover applicable taxes on such allowance ($36,115 was paid for fiscal year 2004). When Mr. Phillips joined us in May 2003, we agreed to provide him a severance package of $800,000 in exchange for the execution by Mr. Phillips of a general release agreement if he is involuntarily terminated for any reason.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report and the Stock Performance Graphs which follow shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE COMMITTEE ON COMPENSATION AND MANAGEMENT DEVELOPMENT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Membership and Role of the Committee on Compensation and Management Development

The Committee on Compensation and Management Development (the “Compensation Committee”) consists of the following non-employee independent members of our Board of Directors: Dr. Boskin and Messrs. Lucas and Berg.

The Compensation Committee reviews and determines our executive compensation objectives and policies, administers our stock plans, grants stock options and monitors and oversees the career development of our executive management pool. The Compensation Committee helps us to attract, develop and retain talented executive personnel in a competitive market.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to certain of our highest paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. We intend to qualify certain compensation paid to executives for deductibility under the Code, including Section 162(m) of the Code. However, we may from time to time pay compensation to our executive officers that may not be deductible.

Executive Compensation Program

Objectives

The objectives of our executive compensation program are to:

•	Attract and retain highly talented and productive executives;

•	Provide incentives for superior performance by paying above-average compensation; and

•	Align the interests of executive officers with our stockholders’ interests by having their annual bonuses and long-term incentives, which together comprise a significant portion of their compensation, be variable and based upon key performance metrics.

Components

Our executive compensation program generally combines the following three components: base salary; annual bonus; and long-term incentive compensation, which historically has consisted of stock option grants.

It is our policy to set base salary levels, annual bonuses and long-term incentive compensation above an average of selected corporations to which we compare our executive compensation. We select such corporations annually on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensation information. The corporations against which we compare our compensation are not necessarily those included in the indices used to compare the stockholder return in the Stock Performance Graphs included elsewhere in this proxy statement. We believe that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of our business.

Each component of our executive compensation program serves a specific purpose in meeting our objectives. The components of our executive compensation program are described below.

Base salary. The Compensation Committee annually reviews the salaries of our executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers (a) competitive market conditions for executive compensation, (b) our performance and (c) the individual’s performance.

The measures of individual performance considered in setting fiscal year 2004 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, such as Oracle’s historical and recent financial performance in the principal area of responsibility of the executive, the individual’s progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual executives. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Annual bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when objectives are met. The executive bonus payments for Mr. Ellison and Ms. Catz were based upon the improvement in our operating profit from fiscal year 2003 to fiscal year 2004. The executive bonus payment for Mr. Henley was based upon the decrease in expenses in his area of responsibility and revenue growth for Oracle from fiscal year 2003 to fiscal year 2004. The executive bonus payments for Messrs. Giacoletto and Block were based upon the revenue growth from fiscal year 2003 to fiscal year 2004 and margins in their respective areas of responsibility relative to predetermined baselines.

Long-term incentive compensation. We believe that option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in our success and (3) help retain key executives in a competitive market for executive talent. We do, however, monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons, use other equity incentive vehicles in place of, or in combination with, stock options. We will continue to manage responsibly our stock option issuances and perform comprehensive reviews of our total compensation programs to ensure their continued effectiveness and to prepare for the possibility of mandatory stock option expensing. For fiscal year 2005, we intend to continue our stock option program.

Our 2000 Long-Term Equity Incentive Plan authorizes the Compensation Committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. Options are not necessarily granted to each executive during each year. Generally, options granted to executives vest in equal annual installments over a period of four years and expire ten years from the date of grant.

This year we are proposing amendments to our 2000 Long-Term Equity Incentive Plan which will, among other things, enable Oracle to issue restricted stock units. These amendments will also permit Oracle to deduct certain performance-based equity awards to our CEO and our four most highly compensated executive officers for tax purposes under Section 162(m) of the Code. We believe these amendments will provide us with greater flexibility in administering our equity compensation programs.

The philosophy of our executive compensation program with regard to the granting of options is to:

•	Be attentive as to the number of shares underlying the options being granted;

•	Spread the grant of options among a large number of employees, but weight distribution toward top performers and individuals with the greatest responsibilities;

•	Manage the overall net stock dilution, being aware of the potential beneficial effect of the share repurchase program on stock dilution.

Benefits. We believe that we must offer a competitive benefits program to attract and retain key executives. During fiscal year 2004, we provided medical and other benefits to our executives that are generally available to our other employees.

Compensation of the Chief Executive Officer. The Chief Executive Officer’s compensation plan for fiscal year 2004 consisted of salary at a rate of $900,000 per annum (starting September 1, 2003, with no salary prior to that time) and a bonus of $3,179,000 under the 2004 Executive Bonus Plan. On July 11, 2003, he also received an option to purchase 900,000 shares of our common stock at $12.60 per share, its fair market value at the time of grant. The option vests in equal installments over a period of four years and expires ten years from the date of grant.

The Chief Executive Officer’s compensation plan includes the same elements and performance measures as those of the plans of our other senior executives. We considered Mr. Ellison’s level of pay and bonus appropriate for the following reasons: his leadership of our long-term growth strategy, his contributions to our achievement of solid financial results in a challenging economic environment and his execution of our plan to enhance investor value through higher operating profits and margins.

The Chief Executive Officer’s compensation plan for fiscal year 2005 consists of salary at a rate of $1,000,000 per year starting September 1, 2004, and a bonus under the proposed Fiscal Year 2005 Executive Bonus Plan, if approved by the stockholders. On August 27, 2004, he also received an option to purchase 2,500,000 shares of our common stock at $10.23 per share, its fair market value at the time of grant. The option vests in equal installments over a period of four years and expires ten years from the date of grant.

Submitted by:	Michael J. Boskin, Chair Jeffrey Berg Donald L. Lucas

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2004

The Finance and Audit Committee (the “F&A Committee”) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2004. The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) with respect to those financial statements.

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2004, for filing with the SEC.

Submitted by:	Donald L. Lucas, Chair Joseph A. Grundfest, Vice Chair H. Raymond Bingham Michael J. Boskin

STOCK PERFORMANCE GRAPHS AND CUMULATIVE TOTAL RETURNS

The graphs below compare the cumulative total stockholder return on our common stock with the cumulative total return on the S&P’s 500 Index and the Dow Jones Software Index for each of the last five fiscal years and the last ten fiscal years ended May 31, 2004, assuming an investment of $100 at the beginning of each such period and the reinvestment of any dividends.

The comparisons in the graphs below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

AMONG ORACLE CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES US SOFTWARE INDEX

	5/99	5/00	5/01	5/02	5/03	5/04

Oracle Corporation	100.00	579.35	246.65	127.68	209.73	183.78
S&P 500 Index	100.00	110.48	98.82	85.14	78.27	92.62
Dow Jones Software Index	100.00	129.85	92.92	58.15	59.57	65.06

COMPARISON OF 10-YEAR CUMULATIVE TOTAL RETURN*

AMONG ORACLE CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES US SOFTWARE INDEX

* $100 INVESTED ON 5/31/94 IN STOCK OR

INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

	5/94	5/95	5/96	5/97	5/98	5/99	5/00	5/01	5/02	5/03	5/04

Oracle Corporation	100.00	152.19	217.61	306.30	232.80	366.75	2124.77	904.60	468.26	769.20	674.01
S&P 500 Index	100.00	120.19	154.37	199.77	261.07	315.97	349.08	312.23	269.00	247.31	292.64
Dow Jones Software Index	100.00	139.47	199.80	272.98	358.11	537.04	697.33	499.04	312.29	319.92	349.42

RELATED PARTY TRANSACTIONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons have a direct or indirect material interest. The Independent Committee reviews and approves each individual related party transaction exceeding $60,000, and believes all of these transactions were on terms that were reasonable and fair to us. The Independent Committee also reviews and monitors on-going relationships with related parties to ensure they continue to be on terms that are reasonable and fair to us. Total related party transaction revenues and operating expenses were less than 0.03% of our total revenues and operating expenses in fiscal year 2004.

Sales of Software and Services

In the ordinary course of our business, we have sold software and services to companies in which Mr. Ellison, directly or indirectly, has a controlling interest. For fiscal year 2004, the total amount of all purchases by these companies was approximately $2.2 million. Included in the disclosure are reseller transactions, which involve the purchase of products and services for resale to independent third parties. The following list identifies which of these companies purchased more than $60,000 in software and services from us in fiscal year 2004 and also identifies amounts contracted during this period for future services, primarily software license updates and product support to be provided in fiscal year 2005:

•	K12, Inc. (approximately $72,000 in fiscal year 2004)

•	Leapfrog Enterprises, Inc. (approximately $619,000 in fiscal year 2004 and $99,000 for future services)

•	nCUBE Corporation (approximately $173,000 in fiscal year 2004 and $13,000 for future services)

•	NetSuite, Inc. (approximately $581,000 in fiscal year 2004 and $23,000 for future services)

•	Pillar Data Systems, Inc. (approximately $105,000 in fiscal year 2004 and $51,000 for future services)

•	Spring Group plc (approximately $640,000 in fiscal year 2004)

In addition to Mr. Ellison’s direct and indirect controlling interests in Leapfrog, Mr. Berg is a director of Leapfrog.

Mr. Bingham was President and Chief Executive officer of Cadence Design Systems, Inc. (“Cadence”) until May 2004 and is currently Executive Chairman of the Board of Cadence. Mr. Lucas previously was non-executive Chairman of the Board of Cadence and is currently a director. Cadence purchased approximately $859,000 in software license updates and product support in fiscal year 2004 and has contracted for approximately $584,000 in future software license updates and product support. The contracted services principally relate to licenses entered into prior to November 2002 when Mr. Bingham became a director of Oracle.

Other Related Party Transactions

We occasionally enter into transactions, other than the sale of software and services, with companies in which Mr. Ellison, directly or indirectly, has a controlling interest. Mr. Ellison has entered into a written Price Protection Agreement with us that applies to any related party transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and which we enter into while Mr. Ellison is our Chairman of the Board of Directors or one of our executive officers. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither Chairman nor an executive officer of Oracle.

NetSuite, Inc.

NetSuite (formerly known as NetLedger, Inc) offers hosted business management applications solutions on the Internet for small businesses. One of these solutions was sold in fiscal year 2004 under the brand name “Oracle Small Business Suite” and was offered for the small business market. Mr. Ellison holds a controlling interest in NetSuite. Pursuant to an amended linking and revenue sharing agreement that we originally entered into in fiscal year 2001, NetSuite was permitted to use the name “Oracle Small Business Suite” and to allow third parties to link to the Oracle Small Business Suite. In return, we received a percentage of Netsuite’s Oracle Small Business Suite revenues. We terminated the linking and revenue sharing agreement with NetSuite in the fourth quarter of fiscal year 2004. In fiscal year 2004, we received approximately $1,008,000 in royalty payments under this agreement.

Prior to terminating the linking and revenue sharing agreement, we assisted NetSuite’s efforts to penetrate the small business market by incurring approximately $337,000 during fiscal year 2004 in marketing expense promoting the Oracle Small Business Suite.

Spring Group plc

Spring Group is a public company based in London that specializes in IT and general recruitment, workforce management and training. Mr. Ellison indirectly holds a controlling interest in Spring Group. One of Spring Group’s divisions, Spring IT Training, is an Oracle Approved Education Center in the United Kingdom that delivers end-user training to Oracle customers on behalf of Oracle. In fiscal year 2004 Oracle made payments of approximately $568,000 to Spring Group pursuant to this arrangement.

Wing and a Prayer, Incorporated

We lease aircraft from Wing and a Prayer, Incorporated, a company owned by Mr. Ellison. The aggregate payment amount for the Company’s use of the aircraft in fiscal year 2004 was approximately $377,000. The Independent Committee has determined that the amounts billed for our use of the aircraft and pilots are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

nCUBE

nCUBE is a provider of on-demand media and digital advertising solutions. nCUBE offers cable operators and telecommunications network providers comprehensive business and technology management solutions for advanced television services such as video-on-demand (VOD), subscription VOD, network personal video recording and digital advertising insertion. Mr. Ellison holds a controlling interest in nCUBE. In fiscal year 2004 we renewed a reseller arrangement with nCUBE for three years that allows them to market and distribute an operating system, which we have licensed from an unrelated third party. In addition, in fiscal year 2004, we entered into two embedded software distribution arrangements, which allow nCUBE to sell two of its applications with an embedded version of our database product. We have approved the annual renewal of these embedded software licenses for up to three years, so long as such renewals are on the then current standard form of embedded software license and at the then current standard pricing terms.

Oracle Racing, Inc.

In fiscal year 2004, we granted a replacement license to use certain of our trademarks to Oracle Racing, Inc., an entity in which Mr. Ellison holds a controlling interest. Oracle Racing is pursuing a bid to be the America’s Cup Challenger. The license replaces a license originally entered into in fiscal year 2001, and subsequently amended in fiscal year 2002, which provided for the limited use of the stand-alone “Oracle” trademark, incorporated such mark into additional composite marks and permitted Oracle Racing to change its team name to Oracle BMW Racing in connection with BMW becoming a “top-level” sponsor. The replacement license was entered into in connection with BMW entering into a new sponsorship arrangement for the next America’s Cup campaign and permits Oracle Racing to change its team name to BMW Oracle Racing, as well as extends the term of the license to cover additional America’s Cup campaigns. BMW made cash payments to Oracle Racing to remain a “top-level” sponsor; however, we have made no such payments to Oracle Racing. We believe that the Oracle Racing activities will continue to provide substantial advertising-related benefits to Oracle. We provide no financial support to Oracle Racing. To promote Oracle and Oracle technology, we expect to continue spending marketing dollars at America’s Cup events. However, no marketing expenditure will be made for or on behalf of Oracle Racing. The expected marketing expenditures are intended to utilize the events surrounding the America’s Cup Campaign to promote Oracle to our customers. We believe such marketing expenditures do not constitute related party transactions. As part of our marketing expenditures we plan to charter spectator boats to host customers. In connection with three regattas to be held in Europe in September and October 2004, we chartered a boat large enough to also accommodate guests of BMW as well as team members and other sponsors of Oracle Racing. As part of Oracle Racing’s participation in the spectator boat charter, Oracle Racing will pay approximately $130,000 to third parties.

LEGAL ACTIONS INVOLVING MANAGEMENT

Stockholder class actions were filed in the United States District Court for the Northern District of California against us and our Chief Executive Officer on and after March 9, 2001. On June 20, 2001, the court consolidated the class actions into a single action and appointed a lead plaintiff and class counsel. A consolidated amended complaint, adding our Chief Financial Officer and a former Executive Vice President as defendants, was filed on August 3, 2001. The consolidated amended complaint was brought on behalf of purchasers of our stock during the period from December 15, 2000 through March 1, 2001. Plaintiffs alleged that the defendants made false and misleading statements about our actual and expected financial performance and the performance of certain of our applications products, while certain individual defendants were selling Oracle stock in violation of Federal securities laws. Plaintiffs further alleged that certain individual defendants sold Oracle stock while in possession of material non-public information. On March 12, 2002, the court granted our and the individual defendants’ motion to dismiss the amended consolidated complaint. On April 10, 2002, plaintiffs filed a first amended consolidated complaint, brought on behalf of purchasers of our stock during the period from December 14, 2000 through March 1, 2001. On September 11, 2002, the court granted defendants’ motion to dismiss that complaint. On October 11, 2002, the plaintiffs filed a second amended complaint. In this second amended complaint, the plaintiffs added allegations that the defendants engaged in accounting violations and made misstatements about our financial performance, beginning on December 14, 2000 through March 1, 2001. On March 24, 2003, the court dismissed the second amended complaint with prejudice. Plaintiffs appealed that dismissal and, on September 1, 2004, the United States Court of Appeals for the Ninth Circuit reversed the dismissal order and remanded the case for further proceedings. No trial date has been set for this case. We believe that we have meritorious defenses against this action and we will continue to vigorously defend it. No class has been certified.

Stockholder derivative lawsuits were filed in the Court of Chancery in the State of Delaware in and for New Castle County on and after March 12, 2001. A revised amended consolidated complaint was filed in the Delaware action on October 9, 2001 (the Delaware Derivative Action). During the same period, similar stockholder derivative lawsuits were filed in the Superior Court of the State of California, County of San Mateo and County of Santa Clara. A consolidated amended complaint was filed in San Mateo Superior Court on January 28, 2002 (the San Mateo Derivative Action). On March 15, 2002, a similar derivative suit was filed in the United States District Court for the Northern District of California (the Federal Derivative Action). The derivative suits were brought by alleged stockholders of Oracle, purportedly on our behalf, against some of our current and former directors. The derivative plaintiffs alleged that these directors breached their fiduciary duties to us, abused their control, mismanaged Oracle, unjustly enriched themselves and committed constructive fraud, by making or causing to be made alleged misstatements about our revenue, growth and the performance of certain of our applications products, while certain officers and directors allegedly sold Oracle stock based on material, non-public information, and by taking actions that resulted in our being sued in the federal stockholder class actions. The derivative plaintiffs seek compensatory and other damages, disgorgement of profits, treble damages and other relief. The Board of Directors established a Special Litigation Committee (the SLC), which investigated the allegations in the Delaware Derivative, the San Mateo Derivative, and the Federal Derivative Actions. Two outside directors serve on the SLC. On November 22, 2002, the SLC concluded its nine-month investigation and determined, in the exercise of its business judgment, that these claims lack merit and that, therefore, prosecution of them is not in the best interests of Oracle or its stockholders. Accordingly, the SLC filed a motion in the Delaware Court of Chancery to terminate the Delaware Derivative Action. On June 13, 2003, the Delaware Court of Chancery denied the SLC’s motion to terminate, without addressing the SLC’s conclusions on the merits. Plaintiffs filed a motion to amend the complaint in the Delaware Derivative Action to dismiss all defendants other than our Chief Executive Officer and Chief Financial Officer which was granted by a stipulation of all the parties and order of the court on September 23, 2003. The Chief Executive Officer and Chief Financial Officer have filed a motion for summary judgment seeking judgment in their favor on all claims in the Delaware Action. Plaintiffs’ opposition to the summary judgment motion was filed on June 15, 2004, and our Chief Executive Officer and Chief Financial Officer filed reply papers on July 16, 2004. On September 2 and 3, 2004, the

Delaware court conducted a hearing on the summary judgment motion. The court has not yet ruled on this motion. On December 8, 2003, the San Mateo Court approved plaintiffs’ request in the San Mateo Derivative Action to dismiss all defendants other than our Chief Executive Officer and Chief Financial Officer. Also, pursuant to a stipulation of the parties and order of the San Mateo Court, all causes of action, except the cause of action brought under the California Corporation Code, have been dismissed and instead will be adjudicated in the Delaware Derivative Action. Our subsequent motion for a judgment on the pleadings as to the remaining cause of action was denied. On March 24, 2004, the director-defendants filed a petition for a writ of mandate in the Court of Appeal of the State of California, First Appellate District, seeking an order requiring the San Mateo Superior Court to dismiss the remaining cause of action. On April 22, 2004, Oracle filed a similar writ petition. On June 17, 2004, the Court of Appeal consolidated these two writ proceedings, and on July 2, 2004, plaintiffs filed opposition papers. The court has not yet ruled on these consolidated petitions. The trial date previously set for April 5, 2004 has been postponed, and we do not expect trial to proceed before 2005, at the earliest. On March 5, 2004, the Northern District Court issued an order dismissing all defendants other than our Chief Executive Officer and Chief Financial Officer from the Federal Derivative Action. The Federal Derivative Action has been stayed by stipulation of the parties. Any party may terminate the stay with 30 days written notice.

On July 29, 1998, and on November 22, 2002, we filed petitions with the United States Tax Court, challenging notices of deficiency issued by the Commissioner of Internal Revenue that disallowed certain Foreign Sales Corporation (FSC) commission expense deductions taken by us. The first notice of deficiency covered our 1988 through 1991 tax years and assessed additional taxes of approximately $20 million plus interest. The second notice covered our 1992 through 1995 tax years and assessed additional taxes of approximately $43 million plus interest. In February 2003, the IRS conceded its case against us for tax years 1992 through 1995 and on May 8, 2003, the Court ordered there were no further deficiencies for those years. Similarly, in a joint status report filed with the Tax Court in May 2004, the IRS conceded the FSC issue for tax years 1988 through 1991. We are still in the process of negotiating the final computations for a settlement with respect to those years and anticipate this matter will be resolved in our favor without further trial proceedings.

In connection with our unsolicited offer for PeopleSoft, we have been named as a defendant in several legal proceedings and may be party to additional legal proceedings in the future.

On June 12, 2003, J.D. Edwards and Company, (J.D. Edwards) filed suit in the Superior Court of the State of California, County of San Mateo, against us, our Chief Executive Officer, and an Executive Vice President seeking damages, injunctive relief, and other relief (the San Mateo Action). On the same date J.D. Edwards also filed suit against us in the District Court for the City and County of Denver, Colorado, seeking damages, declaratory relief and other relief (the Colorado Action). In both the San Mateo and Colorado Actions, stipulations of dismissal were executed and filed by the parties after the PeopleSoft— J.D. Edwards merger was consummated. On June 13, 2003, PeopleSoft filed suit against us in the Superior Court of the State of California, County of Alameda, seeking damages, injunctive relief and other relief (the Alameda Action). In that action, PeopleSoft alleges that the defendants wrongfully interfered with the pending merger agreement between J.D. Edwards and PeopleSoft, wrongfully interfered with prospective software license sales by PeopleSoft to its customers and engaged in trade libel and false advertising in connection with the tender offer. On August 12, 2003, PeopleSoft filed an amended complaint, asserting substantially similar claims and purporting to bring claims on behalf of J.D. Edwards. On September 11, 2003, we filed a demurrer in the Alameda Action, seeking to dismiss the action in its entirety. On November 5, 2003, the Court overruled the demurrer in part and sustained it in part, with leave to amend certain causes of action. PeopleSoft filed its second amended complaint on December 12, 2003. On January 20, 2004, we filed a second demurrer and a motion to strike in the Alameda Action seeking to dismiss the second amended complaint in its entirety. On February 25, 2004, the Court overruled the demurrer and denied the motion to strike, and we filed our answer on March 30, 2004. On April 1, 2004, we filed a cross complaint against PeopleSoft for interference with prospective economic advantage, disparagement, false advertising, trade libel, and various violations of the business and professions and civil codes, and are seeking damages and equitable relief. PeopleSoft answered our cross complaint on April 29, 2004. Trial in the action is scheduled to begin on November 1, 2004. We believe we have meritorious defenses and meritorious cross-claims in the Alameda Action and we will vigorously defend and prosecute that action.

On June 18, 2003, the State of Connecticut (State) filed suit against us in the United States District Court for the District of Connecticut seeking declaratory, injunctive, and other relief in connection with our proposed acquisition of PeopleSoft, alleging that the acquisition would be anticompetitive and would violate state and federal antitrust laws. On August 4, 2003, the State filed an amended complaint alleging the same causes of action and seeking to permanently enjoin us from acquiring PeopleSoft. We filed a motion to dismiss the action on August 18, 2003, and the motion was fully briefed when, on March 18, 2004, the State voluntarily dismissed its action without prejudice and subsequently joined in the action described immediately below.

On February 26, 2004, the Antitrust Division of the U.S. Department of Justice and the Attorneys General of seven states (the Government) filed a lawsuit in the United States District Court for the Northern District of California against us seeking an injunction to block the proposed acquisition of PeopleSoft, claiming that the proposed acquisition would likely substantially lessen competition in interstate trade and commerce in violation of Section 7 of the Clayton Act. Trial was held in June and July, 2004. On September 9, 2004, the Court issued Findings of Fact, Conclusions of Law and an Order concluding that the Government failed to carry its burden of proof and ordering that judgment be entered against the Government and for us, thus denying the Government’s request for an injunction. The Court stayed its Order for 10 days, until September 20, 2004, to allow the Government to apply for appellate remedies. The Government has 60 days from the date the judgment becomes final to appeal this decision.

In connection with the PeopleSoft tender offer we also initiated legal proceedings on June 18, 2003 against PeopleSoft and its board of directors in the Court of Chancery in the State of Delaware (the Delaware Action). By stipulation of the parties and on orders of the court entered on July 16, 2003, discovery in the Alameda and Delaware Actions was coordinated. On November 10, 2003, Oracle moved for a preliminary injunction to enjoin PeopleSoft from offering, continuing to offer or expanding the money back offer to customers it had reported in public filings during its last two fiscal quarters (the Customer Assurance Program or CAP), and further sought expedited proceedings in connection with the motion and the proposed amended complaint filed on the same day. The CAP, in its varying forms, allows for a refund to PeopleSoft customers in the event that there is a change of control of PeopleSoft (such as an acquisition of the company) within a fixed period of time, and certain business events (such as the termination of support for PeopleSoft products) occur during a fixed period of time. Although the Court denied our request for expedited proceedings, it ordered expedited discovery on the issue of the CAP and reserved two weeks for a possible hearing or trial beginning March 29, 2004. On December 19, 2003, the Court issued an order setting a schedule for further discovery culminating in a possible trial in the action beginning on March 29, 2004, or in the alternative, April 26, 2004. At a status conference on February 27, 2004, the Court directed discovery to continue concerning the CAP and certain other issues. The court subsequently set a new trial date of September 27, 2004 and, in consultation with the court in the Alameda Action, decoupled discovery in the two actions while stressing the need for continued coordination in the discovery process. On June 18, 2004, we filed an amended complaint alleging breach of fiduciary duty and other claims against PeopleSoft and its board of directors based upon the defendants’ failure to redeem PeopleSoft’s poison pill and other structural defensive measures, and their continued use of other improper defensive measures, including the CAP. The amended complaint seeks injunctive and declaratory relief against the defendants, including redemption of the poison pill and an injunction banning further use of the CAP. The defendants answered the complaint on July 9, 2004. Discovery is scheduled to be completed by September 17, 2004. On September 1, 2004, the court set a new trial date of October 4, 2004. We believe that we have meritorious claims in the Delaware Action, and we will vigorously prosecute that action.

We are currently party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, we do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flow.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended May 31, 2004, all the Reporting Persons complied with all applicable filing requirements except for the following: we determined that an investment advisor, on behalf of Derek Williams and without his knowledge, purchased 1,600 shares on February 10, 2004, and purchased an additional 50 shares on May 6, 2004, and such purchases were later reversed on May 25, 2004 at the original purchase prices. The Form 4s relating to these transactions were not filed on a timely basis. Accordingly, in June 2004, Mr. Williams filed a Form 4 disclosing such purchases and the reversal of such purchases.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until our next annual meeting of stockholders. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the eleven nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Directors

The following incumbent directors are being nominated for re-election to the Board: Jeffrey O. Henley, Lawrence J. Ellison, Donald L. Lucas, Michael J. Boskin, Jack F. Kemp, Jeffrey S. Berg, Safra Catz, Hector Garcia-Molina, Joseph A. Grundfest, H. Raymond Bingham and Charles E. Phillips, Jr. Please see “Incumbent Directors” on page 7 of this proxy statement for information concerning each of our incumbent directors.

Required Vote

Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends a vote

FOR the election of each of the nominated directors.

PROPOSAL NO. 2

ADOPTION OF THE FISCAL YEAR 2005 EXECUTIVE BONUS PLAN

On August 13 and 27, 2004, the Compensation Committee unanimously approved the adoption of the Fiscal Year 2005 Executive Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted to the stockholders at the Annual Meeting. If the Bonus Plan is not approved by stockholders, targets under the Bonus Plan set by the Compensation Committee at their August 2004 meetings will be null and void and no payments relating to those targets may be made.

The purpose of the Bonus Plan is to motivate certain executives to achieve our financial performance objectives and to reward them when those objectives are met.

Required Vote

Approval of the adoption of the Bonus Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote FOR

approval of adoption of the Fiscal Year 2005 Executive Bonus Plan.

Description of the Fiscal Year 2005 Executive Bonus Plan

Eligibility. Participants in the Bonus Plan are chosen solely at the discretion of the Compensation Committee. Our Chairman, Chief Executive Officer, our Presidents, all of our Executive Vice Presidents and certain of our Senior Vice Presidents are eligible to be considered for participation in the Bonus Plan. As of August 27, 2004, there were twelve persons chosen to participate for fiscal year 2005. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. Oracle may also pay discretionary bonuses, or other types of compensation, outside the Bonus Plan.

History. The Compensation Committee approved the adoption of the Bonus Plan, which is part of the overall compensation program for our executives, at meetings held on August 13 and 27, 2004.

Purpose. The purpose of the Bonus Plan is to motivate the participants to achieve our financial performance objectives and to reward them when those objectives are met with bonuses that will be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The Bonus Plan will be administered by the Compensation Committee, consisting of no fewer than two members of the Board, each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Code.

Determination of Awards. Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment, in fiscal year 2005, and certification of certain performance criteria established by the Compensation Committee. For fiscal year 2005:

(a)	Mr. Ellison, our Chief Executive Officer; Mr. Henley, our Chairman of the Board; Ms. Catz, a President; and Mr. Harry You, an Executive Vice President and Chief Financial Officer, will each receive an award based on Oracle’s improvement in its operating profit from fiscal year 2004 to fiscal year 2005;

(b)	Mr. Phillips, a President, and each Executive Vice President and one Senior Vice President directly responsible for sales and consulting (collectively, the “Sales and Consulting Participants”) will each receive an award based upon improvement in license and outsourcing revenue growth in their respective areas of responsibility from fiscal year 2004 to fiscal year 2005 and upon reaching and exceeding targets with respect to licensing and consulting margins in their respective areas of responsibility for fiscal year 2005; and

(c)	the Executive Vice Presidents (other than each Executive Vice President directly responsible for sales or consulting) will each receive an award based on improvement in either revenue growth or operating profit, as the case may be, in their respective areas of responsibility from fiscal year 2004 to fiscal year 2005.

The Compensation Committee adopted the performance criteria on August 13 and 27, 2004, within 90 days after the start of fiscal year 2005. Each Sales and Consulting Participant’s total bonus under the Bonus Plan is calculated by summing the applicable bonus for each target. For all participants, the applicable bonus for their target or targets is related to the amount by which each target is exceeded or missed. If the target bonus calculation results in a negative number, the bonus for such target is zero. The details of each of the formulas with respect to the criteria have not been included in this proxy statement in order to maintain the confidentiality of our revenue and margin expectations, which we believe are confidential commercial or business information, the disclosure of which would adversely affect Oracle. In the event of the termination or resignation of a participant during fiscal year 2005, we intend to have the person who assumes the responsibilities of that participant assume the same bonus structure as that participant, but adjusted, as determined by the Compensation Committee, to take into account that such person did not serve in that capacity for the entire fiscal year.

Payment of Awards. All awards will be paid in cash as soon as is practicable following determination of the award, unless the Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of an award in accordance with the Bonus Plan.

Maximum Award. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Bonus Plan would be $7,500,000, less any other cash compensation (including base salary) she or he receives with respect to fiscal year 2005 (i.e., total cash compensation cannot exceed $7,500,000).

Amendment and Termination. The Compensation Committee may terminate the Bonus Plan, in whole or in part, suspend the Bonus Plan, in whole or in part from time to time, and amend the Bonus Plan, from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder, so long as stockholder approval has been obtained, if required in order for awards under the Bonus Plan to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

Termination of Employment. Should a participant’s employment with us terminate for any reason during fiscal year 2005, the participant will not be eligible to receive an award under the Bonus Plan.

Federal Income Tax Consequences. Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by Oracle. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of nonperformance-related compensation paid to certain corporate executives, and otherwise satisfies the requirements for deductibility under federal income tax law.

Bonus Plan Benefits

The following table provides certain summary information concerning dollar amounts of bonus plan benefits that would have been allocated to our Chief Executive Officer, each of our four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2004), our next most highly compensated executive officer for fiscal year 2004 and certain other groups during fiscal year 2004 if the Bonus Plan had been in effect during the fiscal year 2004.

Name and Principal Position	Dollar Value ($)

Lawrence J. Ellison	$—
Chief Executive Officer
Safra Catz	$—
President
Sergio Giacoletto	$983,000
Executive Vice President, Europe, Middle East and Africa Sales and Consulting
Keith Block	$597,000
Executive Vice President, North America Sales and Consulting
Jeffrey O. Henley	$—
Chairman of the Board
Charles E. Phillips, Jr.	$543,000
President
Executive Group (11 persons)	$2,441,000
Non-Executive Officer Employee Group (1 person)	$124,000

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have engaged Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2005. Representatives of E&Y will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

In deciding to engage E&Y, our F&A Committee reviewed auditor independence issues raised by commercial relationships we have with the other major accounting firms. With respect to E&Y, which has no commercial relationship with us that would impair its independence, the F&A Committee considered the special circumstances involving Jennifer Minton, our principal accounting officer, who is married to a partner in E&Y’s life sciences practice. This E&Y partner: (a) is not part of the audit engagement team; (b) is not in the chain of command relative to the audit engagement; (c) has not and will not render non-audit services to us; and (d) is not a partner in the same office as the primary engagement partner on our account. Our F&A Committee sought and obtained assurances that this relationship does not impair E&Y’s independence, and E&Y has agreed to follow procedures specified by our F&A Committee to ensure that E&Y will maintain its independence.

The F&A Committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the F&A Committee and its activities with E&Y can be found in the following sections of this proxy statement: “Committees, Memberships and Meetings,” at page 9 and “Report of the Finance and Audit Committee of the Board of Directors” at page 26.

Pre-approval Policy and Procedures. We have a policy which outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to Oracle by E&Y. The policy for fiscal year 2005 provides for (a) general pre-approval of certain audit-related services which do not exceed $50,000 and of all other services which do not exceed $25,000, and (b) specific pre-approval of all other permitted services and any proposed services exceeding these pre-approved dollar amounts. As a practical matter, we require all proposed services to be performed by E&Y to be pre-approved by the F&A Committee.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by E&Y without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with Oracle’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Oracle’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services, in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other services.”

The F&A Committee pre-approved all audit and non-audit fees of E&Y during fiscal year 2004.

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us for fiscal years 2004 and 2003 by E&Y:

Fees	2004	2003

Audit Fees(1)	$4,905,000	$3,792,000
Audit Related Fees(2)	270,924	161,000
Tax Fees(3)	539,000	826,000
All Other Fees(4)(5)	379,773	110,000

TOTAL FEES	$6,094,697	$4,889,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultation.
(2)	Audit related fees consisted principally of services with respect to the audits of benefit plans, other attestation services and, in fiscal year 2004, accounting consultation.
(3)	Tax fees consisted of fees for services related to tax compliance and reporting and tax consulting.
(4)	All other fees for fiscal year 2003 consisted principally of services with respect to foreign language translations.
(5)	All other fees for fiscal year 2004 consisted principally of services with respect to contract compliance.

Required Vote

The ratification of the selection of E&Y requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote FOR the

ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED

2000 LONG-TERM EQUITY INCENTIVE PLAN

You are being asked to approve Oracle’s amended and restated 2000 Long-Term Equity Incentive Plan (the “Amended 2000 Plan”). The original 2000 Long-Term Equity Incentive Plan (the “Original 2000 Plan”) was first approved by stockholders on October 16, 2000.

As of September 2, 2004, 177,765,340 shares were subject to options currently outstanding under the Original 2000 Plan and 419,211,615 shares of our common stock remained available for issuance. The Board has approved the Amended 2000 Plan, subject to stockholder approval. If stockholders do not approve the Amended 2000 Plan, we will continue to grant equity awards under the terms of the Original 2000 Plan.

Through these proposed amendments, we will be able to offer a wider array of equity incentives to eligible employees, officers, directors who are also employees of Oracle, advisors and consultants in an effort to better align their interests with those of Oracle’s stockholders and continue to enlist and retain the best-qualified individuals for the achievement of our business goals.

More specifically, these amendments will enable us to issue additional and alternative types of equity awards and to receive a federal income tax deduction for certain types of performance-based equity compensation paid under the Amended 2000 Plan while increasing certain protections of stockholders’ interests.

It is important to note that we are not seeking to increase the number of shares of common stock available under the Original 2000 Plan.

The amendments:

Eliminate Oracle’s ability to reprice options without stockholder approval. We have eliminated our ability to reprice stock options without stockholder approval (other than pro rata adjustments to reflect stock splits, stock dividends or other corporate transactions), including eliminating programs whereby outstanding options are surrendered or cancelled in exchange for options which have a lower exercise price or greater economic value. We have not repriced options under the Original 2000 Plan and have no intention to reprice options in the future, so we believe it is appropriate to amend the Original 2000 Plan to reflect both our current practices and intentions for the future.

Authorize the issuance of awards of restricted stock units in addition to awards of stock options and restricted stock and eliminate the 10% limit on the amount of stock purchase rights that may be granted under the Original 2000 Plan. A restricted stock unit, which is a “stock unit award” and a form of “Long-Term Stock Award” under the Amended 2000 Plan, is an unfunded right to receive one share of Oracle’s common stock (or the cash equivalent) in the future once certain time or performance goals are met. We believe that our ability to utilize different forms of equity compensation is important, and restricted stock units provide additional and alternative methods of providing equity incentives to employees. We also believe that the removal of the previous 10% limitation on the amount of stock purchase rights that may be granted under the Original 2000 Plan will also provide greater flexibility in structuring equity awards for employees.

Permit Oracle to deduct certain performance-based equity awards for tax purposes and limit the total number of shares underlying awards of restricted stock, restricted stock units and stock purchase rights that may be granted under the Amended 2000 Plan to any one person in any one year to 10,000,000. We are establishing objectively determinable performance criteria that the administrator of the Amended 2000 Plan can use to condition the vesting or granting of certain equity awards, such as restricted stock and restricted stock units, to the Chief Executive Officer and the four other most highly compensated executive officers of Oracle. By doing so, we can deduct these types of equity awards to these individuals for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Such performance criteria are specified in the Amended 2000 Plan and include, among other things: revenue, operating expenses, return on equity, earnings per share and operating profit margin. These and other criteria can apply to Oracle as a whole or to individual business units. These amendments will assist us with our tax planning as it relates to our equity compensation.

In addition to the limit of 25,000,000 shares on stock options and stock appreciation rights that may be granted to any one person in any one year, we are seeking to set a limit of 10,000,000 on the number of shares of common stock underlying any awards of restricted stock (i.e. stock bonus awards) and restricted stock units (i.e. stock unit awards), which are forms of “Long-Term Stock Awards” under the Amended 2000 Plan, and stock purchase rights that may be granted to any one person in any one year. We believe these restrictions will ensure that our qualified equity awards will remain deductible for tax purposes under Section 162(m) of the Code.

Allow Oracle to issue transferable equity awards. If this amendment is adopted, the administrator of the Amended 2000 Plan will be permitted to issue nonqualified stock options and other equity awards which participants could have the right to transfer to third parties. At present, the Original 2000 Plan allows nonqualified stock options to be transferred only to family members, trusts and charitable institutions with the approval of the Original 2000 Plan’s administrator. Currently, only transfers to family members and trusts are permitted. This amendment would give Oracle more flexibility with respect to the types of equity compensation it could provide in the future. Oracle, however, currently has no intention of issuing these types of transferable equity awards.

Remove the provision in the Original 2000 Plan regarding the buyout by Oracle of employees’ stock options with cash or common stock.

The description that follows is an overview of the material provisions of the Amended 2000 Plan and is qualified in its entirety by references to the Amended 2000 Plan, a copy of which is attached hereto as Appendix A.

Required Vote

Approval of the adoption of the Amended 2000 Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of

the Amended and Restated 2000 Long-Term Equity Incentive Plan.

Description of the Amended 2000 Plan and Option Terms

Administration. The Amended 2000 Plan may be administered by the Board or by a committee designated by the Board to administer the Plan. The Board has designated the Committee on Compensation and Management Development (the “Compensation Committee”) as administrator of the Amended 2000 Plan. The Compensation Committee may, among other things, select grantees, approve the form of grant agreement, determine the terms and restrictions applicable to the equity awards and adopt sub-plans for particular subsidiaries or locations. The Board has delegated to an executive officer committee the authority to approve individual stock option grants up to 25,000 shares to non-executive officers and employees.

Eligibility. All officers, directors (who are also employees or consultants of Oracle), employees, advisors and consultants of Oracle (or any subsidiary or affiliate of Oracle) are eligible to receive awards under the Amended 2000 Plan. Oracle may also grant options under the Amended 2000 Plan in connection with its assumption or replacement of options issued by another company which Oracle acquires or combines with.

As of September 2, 2004, approximately 42,500 employees were eligible to receive equity awards under the Amended 2000 Plan except those who are not eligible due to local laws.

Option Awards. Both incentive stock options (“ISOs”), as defined in Section 422(b) of the Code, and nonqualified stock options (“NQSOs”), may be granted under the Amended 2000 Plan. ISOs may only be granted to employees of Oracle and its subsidiaries as set forth in Section 422 of the Code. Due to the uncertainty created by the final ISO regulations issued in August 2004, that are in the process of being technically corrected, it is unclear whether additional amendments would be necessary under the Amended 2000 Plan to ensure that any options granted as ISOs under the Amended 2000 Plan comply with those regulations. Until these issues are resolved, we will not grant any options intended to be ISOs. This position, and the uncertainty created by the recently issued ISO regulations, has no effect on any outstanding options because we currently grant only NQSOs.

Other Awards. In addition to stock options, certain other awards may be granted under the Amended 2000 Plan. The Compensation Committee may grant Stock Appreciation Rights (“SAR”) (including freestanding SARs and options granted in tandem with related options), entitling the holder upon exercise to receive cash or common stock (in any combination as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. The Compensation Committee may also grant rights to purchase stock under such terms and conditions as it may determine. In addition, the Compensation Committee may grant stock bonus awards and stock unit awards payable in cash or common stock based upon reasonable time or performance criteria the Compensation Committee deem appropriate.

Performance-Based Compensation Limits. No employee may be granted in any year options and SARs on more than 25,000,000 shares of common stock or granted stock bonus awards (i.e. restricted stock), stock unit awards (i.e. restricted stock units) or stock purchase rights on more than 10,000,000 shares of common stock. These limitations, which adjust proportionately in connection with any change in Oracle’s capitalization, are intended to satisfy the requirements applicable to options, SARs, stock purchase rights, stock bonus awards and stock unit awards which we want to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In the event that the Compensation Committee determines that such limitations are not required to qualify such equity awards as performance-based compensation, the Compensation Committee may modify or eliminate such limitations.

Terms of the Options; No Repricings. Each option granted pursuant to the Amended 2000 Plan is evidenced by a stock option grant issued by Oracle. Oracle does not receive any consideration from an optionee at the time an option is granted.

Subject to the provisions of the Amended 2000 Plan, the Compensation Committee may determine the vesting schedule of each option and other terms and conditions of exercisability. Although the Compensation Committee may accelerate vesting of an option, options granted under the Amended 2000 Plan typically vest in four equal annual installments starting from the date of grant. The Compensation Committee also has the discretion to modify, extend or renew outstanding awards.

Generally, options granted under the Amended 2000 Plan must be exercised within ten years of the option grant date.

The exercise price of an option granted is determined by the Compensation Committee on the date the option is granted and may be less than the fair market value of the common stock on the date the option is granted. Options may also be granted with exercise prices determined by other means in connection with Oracle’s assumption or replacement of options issued by another company.

Oracle may not reduce the exercise price of any option, SAR or stock purchase right (other than pro rata adjustments to reflect stock splits, stock dividends or other corporate transaction) and may not issue new options in exchange for the surrender and cancellation of any or all outstanding options, SARs or stock purchase rights without stockholder approval.

Payment for shares purchased upon exercise of an option may be made in cash (by check) or, unless otherwise provided by the Compensation Committee in its sole discretion:

(i)	by cancellation of indebtedness of Oracle to the participants;
(ii)	by surrender of shares of common stock having a fair market value equal to the applicable exercise price of the options;
(iii)	where approved by the Compensation Committee in its sole discretion and subject to applicable laws, by tender of a full recourse promissory note;

      (iv)  by waiver of compensation due or accrued to the participant for services rendered;

(v)	pursuant to a broker-assisted “cashless exercise” arrangement; or
(vi)	by any combination of the foregoing, in each case to the extent permitted by applicable law.

Deferrals. The Compensation Committee may permit participants to elect to defer receipt of benefits under the Amended 2000 Plan or make automatic deferrals. The Compensation Committee may also provide and determine the amount of any deemed earnings for amounts deferred under the Amended 2000 Plan.

Transferability and Termination of Options. Any ISOs that may in the future be granted under the Amended 2000 Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. The Compensation Committee may, in its discretion, permit NQSOs to be transferred.

If an optionee’s employment or other association with Oracle or a subsidiary is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, must be exercised by the optionee by the earlier of three months following such termination (or such shorter time period as may be specified in the grant) or the expiration date of the option. If termination is on account of disability, any outstanding option, to the extent exercisable on the termination date, must be exercised by the earlier of twelve (12) months following such date or the expiration date of the option. If termination is on account of the participant’s death, any outstanding option may be exercised to the extent (and only to the extent) that they would have been exercisable on the first vesting date occurring after such death as may be specified in the grant and on the next subsequent vesting date, by the optionee’s legal representative within twelve (12) months after the date of death (or such shorter period as may be specified in the grant), but in any event no later than the expiration date of the options. The Compensation Committee has the authority under the Amended 2000 Plan to vary the provisions of an award applicable upon termination of employment.

Capital Changes. If the number of outstanding shares of Oracle’s common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Oracle not involving payment of consideration, the number of shares of common stock available for option grants under the Amended 2000 Plan, the number of shares and the exercise price per share for each outstanding option and the annual limitation noted above will be proportionately adjusted, subject to any required action by the Board or stockholders of Oracle.

In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spinoff, combination, repurchase or exchange of Oracle’s securities or other similar corporate transaction affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate to prevent enlargement or diminution of benefits under the Amended 2000 Plan, the Compensation Committee shall make such adjustments in outstanding awards, and shares available for future awards, as it determines to be appropriate.

In general, in the event of a change of control of Oracle, as defined in the Amended 2000 Plan, the vesting of all awards granted pursuant to the Amended 2000 Plan will accelerate and the awards will become exercisable in full prior to the consummation of such event (and such awards shall then terminate), at such times and on such conditions as the Compensation Committee determines, unless the successor corporation assumes the outstanding awards or substitutes substantially equivalent awards. In addition, if an employee’s employment or other association with Oracle’s successor is terminated without cause within 12 months after a change of control, awards under the Amended 2000 Plan will accelerate and become immediately and fully exercisable upon such termination.

Amendment and Termination. The Amended 2000 Plan will terminate on the date of Oracle’s Annual Meeting in 2010. The Compensation Committee may amend or terminate the Amended 2000 Plan at any time and in any respect, except that the Compensation Committee cannot, without the approval of the stockholders of Oracle, amend the Amended 2000 Plan in any manner that requires stockholder approval pursuant to tax or regulatory requirements with which the Compensation Committee deems it necessary or desirable to comply. No amendment of the Amended 2000 Plan may adversely affect any outstanding rights or unexercised option portion thereof without the optionee’s consent. Subject to the specific terms of the Amended 2000 Plan, the Compensation Committee may accelerate any award or option or waive any conditions or restrictions pursuant to such award or option at any time.

If an option granted pursuant to the Amended 2000 Plan expires or terminates for any reason without being exercised in whole or in part or any shares of restricted stock or other shares that are subject to any right, option or long-term stock award are forfeited or repurchased or terminate or are settled without payment of the full shares underlying the award, the shares released from such option or award will again become available for grant and purchase under the Amended 2000 Plan.

Amended and Restated 2000 Long-Term Equity Incentive Plan

Benefits Table

Because the Board has the discretion to grant awards under the Original 2000 Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the Original 2000 Plan. Outside directors are not eligible to participate in the Original 2000 Plan. No stock bonus awards were granted during fiscal year 2004. The table under the caption “Option/ SAR Grants in Last Fiscal Year” provides information with respect to the grant of options under the Original 2000 Plan to the Chief Executive Officer and the next four most highly compensated executive officers during fiscal year 2004. The following table sets forth additional information with respect to options granted under the Original 2000 Plan during fiscal year 2004 to certain groups:

	Weighted
	Average
	Exercise	Options
Principal Positions	Price	Granted

All current executive officers as a group	$12.60	6,800,000
All other employees (including all current officers who are not executive officers) as a group	$12.63	37,049,182

On September 2, 2004, shares of Oracle’s common stock closed at $10.29 on the NASDAQ National Market.

Certain United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE GRANT OF OPTIONS UNDER THE AMENDED 2000 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS INFORMATION MAY NOT BE APPLICABLE TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR TO PARTICIPANTS WHO ARE NOT RESIDENTS OF THE UNITED STATES. PARTICIPANTS HAVE BEEN AND ARE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE AMENDED 2000 PLAN. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN EMPLOYEES AS A RESULT OF PARTICIPATION IN THE AMENDED 2000 PLAN WILL BE SUBJECT TO THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH EMPLOYEES RESIDE OR ARE OTHERWISE SUBJECT.

To date, we have only granted stock options. If we decide to grant different types of equity awards under the Amended 2000 Plan, those awards may have different tax treatment than stock options.

Tax Treatment of the Optionee

Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee’s purchase price. The included amount will be treated as ordinary income and reported on an employee’s W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA tax withholding by Oracle (either by payment in cash or withholding out of the optionee’s salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares (in most cases) will be treated as short-term or long-term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the “ISO shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

If the optionee disposes of ISO shares prior to the expiration of either of the above required holding periods (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee’s W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO shares were held for more than one year following the date of exercise by the optionee (or, if the stock is subject to restrictions at transfer, depending upon whether the stock was held for more than one year following the date on which the stock vests). A disposition of ISO shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

Tax Treatment of Oracle

Oracle will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee equal to the amount included in the optionee’s ordinary income, provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. Oracle will be entitled to a deduction in connection with the disposition of ISO shares equal to the amount included in the optionee’s ordinary income on a disqualifying disposition of the ISO shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition.

ERISA Oracle believes that the Amended 2000 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

Equity Compensation Plan Information

	May 31, 2004

	Number of		Number of
	Shares to be Issued	Weighted-Average	Shares Remaining
	Upon Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans(1)

Equity compensation plans approved by stockholders	439,535,023	$11.61	562,956,624 (2)
Equity compensation plans not approved by stockholders(3)	40,728	$1.26	—

Total	439,575,751		562,956,624

(1)	These numbers exclude the shares listed under the column heading “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)	This number includes 108,654,203 shares available for future issuance under the Oracle Corporation Employee Stock Purchase Plan (1992).

(3)	These options were assumed in connection with two acquisitions in fiscal 1997 and 1998. No additional awards were or can be granted under the plans that originally issued these options.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ON THE ADOPTION OF THE

“CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA”

This year, John C. Harrington of Harrington Investments, Inc., P.O Box 6108, Napa, California, 94581 (the “Proponent”), who has represented that he held 800 shares of common stock as of May 10, 2004, has again notified us that he intends to present the proposal set forth in quotes below (the “Proposal”) at the Annual Meeting.

The Board of Directors opposes the following Proposal for the reasons stated after the Proposal.

“WHEREAS:     our company’s business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil, & Political Rights. They have been signed by the Chinese government and China’s national laws.

(1)	No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2)	Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

(3)	Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

(4)	Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.

(5)	Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

(6)	We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7)	Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity, region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(8)	Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

(9)	Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.

(10)	We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

(11)	We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED:     Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.

SUPPORTING STATEMENT:     As U.S. companies import more goods, consumer and stockholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.”

STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Proposal is substantially similar to measures presented to our stockholders in 2003, 2002 and 2000. In 2003, more than 93% of the shares voting on the proposal voted against the proposal. In 2002, more than 92% of the shares voting on the proposal voted against the proposal. In 2000, the Proponent failed to appear to present the proposal at the annual meeting after Oracle incurred the additional expenses associated with including the proposal in that year’s proxy statement. After careful review of the Proposal and our operations in China and consideration of our stockholders’ overwhelming vote against the proposal for each of the past two years, we oppose the adoption of the Proposal for the following reasons:

•	our current business policies provide a comparable level of protections to those championed by the Proposal; and

•	compliance with the Proposal is difficult to measure, time-consuming, costly and would result in a diversion of resources from other important issues affecting Oracle.

We are a socially responsible company supporting human rights for our employees, not only in China, but also all over the world. We are committed to just, open-minded and non-discriminatory labor practices. Our existing policies and practices are designed to ensure that the rights of our employees are respected and protected in our day-to-day operations.

Our business in China involves the development and sale of software and the provision of related services. We are committed to operating in full compliance with applicable laws in every country where we conduct business, including China. We believe that as a global company, Oracle must establish a set of uniform standards and policies applicable to our employees throughout our global operations, rather than adopting principles, like those in the Proposal, that have limited applicability to a single country. Our standard business practices require adherence to local, state, federal and international laws and regulations on labor and environmental matters. Enforcement of Oracle’s long-standing Code of Ethics and Business Conduct ensures compliance with the laws of the numerous countries in which we operate. In addition, we maintain corporate policies designed to promote a healthy environment, and prohibit harassment and discrimination on the basis of race, age, gender, or national origin. These policies articulate common standards for our worldwide operations, including those in China, have proven to be effective over the years in managing our global operations and provide a comparable level of protections for employees to those championed by the Proposal.

Compliance with the principles stated in the Proposal would be difficult to measure, time-consuming and costly and would result in a diversion of resources and draw attention away from other important issues affecting Oracle. The proposed principles are vague and they impose requirements that are unclear and are so sweeping in nature as to make compliance difficult or impossible to assess. We have been advised that, in some cases, the principles are beyond our ability to implement as they relate to functions of various Chinese governments or they may require that we promote actions that would be illegal under local law. We could also find ourselves being required to generate a set of very complex and detailed reports relating to third party (supplier) relationships or activities. All of these efforts would result in a diversion of resources from other important issues affecting Oracle. In 2000, the United States Congress passed legislation that conferred upon China permanent normal trade relations status and provided for the establishment of a Congressional-

Executive Commission to monitor the status of human rights and the development of the rule of law in China. Oracle believes that this Commission is the appropriate body to direct concerns underlying the Proposal.

Finally, we believe it is not in your best interests as a stockholder to grant undue influence to individuals or groups that have no major stake in our business and/or no governmental legitimacy.

For the reasons stated above, the Board of Directors recommends a vote AGAINST adoption of the Proposal.

Required Vote

The adoption of the Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled and entitled to vote at our Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at our Annual Meeting.

The Board of Directors recommends a vote AGAINST adoption of the

China Business Principles for Rights of Workers in China.

STOCKHOLDER PROPOSALS

From time to time, certain of our stockholders submit proposals they believe should be voted upon by the stockholders. The SEC has adopted regulations that govern the inclusion of such proposals in our annual proxy materials. Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2005 Annual Meeting of Stockholders must be received by May 13, 2005. If we are not notified of a stockholder proposal by August 2, 2005, then the management personnel who have been appointed as proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement. Stockholder proposals should be addressed to Daniel Cooperman, Senior Vice President, General Counsel & Secretary, Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Investor Relations group at 650-506-4073 or write to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Group at investor us@oracle.com. See also http://www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

By Order of the Board of Directors,

DANIEL COOPERMAN
Senior Vice President, General Counsel and Secretary

All stockholders are urged to complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope or to vote electronically via the Internet or telephone. Thank you for your prompt attention to this matter.

APPENDIX A

ORACLE CORPORATION AMENDED AND RESTATED

2000 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1.     Purpose. This Amended and Restated 2000 Long-Term Equity Incentive Plan (“Plan”) is established as a compensatory plan to enable Oracle Corporation (the “Company”) to provide an incentive to eligible employees, officers, independent consultants, directors who are also employees or consultants, and advisers whose present and potential contributions are important to the continued success of the Company; to afford such persons an opportunity to acquire a proprietary interest in the Company, and to enable the Company to continue to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights and (d) long-term stock awards.

SECTION 2.     Definitions. As used herein, the following definitions shall apply:

(a)	“Affiliate” of any person means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Applicable Laws” means the legal requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time, and the analogous applicable laws of any other country or jurisdiction where Options, Rights or Long-Term Stock Awards or shares of Restricted Stock are granted under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” shall mean the first to occur of:

(i)	an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii)	individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board;

APPENDIX A

(iii)	the approval by the stockholders of the Company of a plan or agreement providing (A) for a merger or consolidation involving the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company. If any of the events enumerated in this subsection (iii) occurs, the Committee shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Committee or Committees referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)	“Common Stock” or “Shares” means the Common Stock, $.01 par value per share, of the Company.

(h)	“Company” means Oracle Corporation, a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(j)	“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(k)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	the last reported sale price of the Common Stock of the Company on the Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii)	if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii)	if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board of Directors of the Company in its discretion.

(l)	“Grant” shall mean an instrument or agreement evidencing an Option, Stock Appreciation Right or Long-Term Stock Award granted hereunder, in written or electronic form, which may, but need not, be executed or acknowledged by the recipient thereof.

(m)	“Insider” means an executive officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act.

(n)	“Long-Term Stock Award” means an award under Section 9 below. A Long-Term Stock Award includes stock bonus and unit awards. A stock bonus is a right to receive shares of Common Stock

APPENDIX A

that is subject to time and/or performance restrictions. A unit award shall be similar to the stock bonus award, except that no shares of Common Stock are actually awarded at grant; the recipient is granted a right to receive shares of Common Stock in the future once certain time and/or performance factors are met.

(o)	“Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(p)	“Option” means any option to purchase shares of Common Stock granted pursuant to Section 6 below.

(q)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)	“Participant” means an individual who has been granted an Option, Right or Long-Term Purchase Award under the Plan.

(s)	“Plan” means this 2000 Long-Term Equity Incentive Plan, as hereinafter amended from time to time.

(t)	“Purchase Agreement” shall have the meaning specified in Section 8.

(u)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 8 below.

(v)	“Right” means and includes Stock Appreciation Rights and Stock Purchase Rights granted pursuant to the Plan.

(w)	“Stock Appreciation Right” or “SAR” means an award made pursuant to Section 7 below, which right permits the recipient to receive cash equal to the difference between the Fair Market Value of Common Stock on the date of grant of the Stock Appreciation Right and the Fair Market Value of Common Stock on the date of exercise of the Stock Appreciation Right.

(x)	“Stock Purchase Right” means an award made pursuant to Section 8 below, which right permits the recipient to purchase Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the Participant.

(y)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z)	“Substitute Awards” shall mean an Option, Right or Long-Term Stock Award granted in assumption of or in substitution for, outstanding options or other awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.	Eligibility.

(a)	Awards may be granted to employees, officers, directors who are also employees or consultants, independent consultants and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company (provided such consultants, and advisers render bona fide services not in connection with

APPENDIX A

the offer and sale of securities in a capital-raising transaction). ISOs (hereinafter defined in Section 6 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.

(b)	A Participant may be granted more than one award under this Plan.

(c)	Holders of options and other awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder in connection with such acquisition or combination transaction.

SECTION 4.     Stock Subject to the Plan.

(a)	The total number of Shares of Common Stock reserved and available for distribution pursuant to the Plan, as of May 31, 2004, shall be 450,897,091 Shares.[1]

(b)	If any Shares that have been subject to issuance upon exercise of an Option (other than a Substitute Award) cease to be subject to such Option, or if any Shares of Restricted Stock or other Shares that are subject to any Right, Option or Long-Term Stock Award granted hereunder (other than a Substitute Award) are forfeited or repurchased or any such award otherwise terminates or is paid or settled without a payment being made to the Participant in the form of the full number of Shares underlying such awards, such Shares to the extent of such forfeiture, termination or settlement, shall again be available for distribution in connection with future awards or Option grants under the Plan. For purposes of this Section 4(b), awards and options granted under any of the Company’s previous stock option plans (other than any such plans for outside directors) shall be treated as Options, Rights or Long-Term Stock Awards, as the case may be, acquired hereunder. Any NQSO that are transferred to a third party in exchange for cash or other consideration shall be removed from the Plan and the Shares shall not be available for regrant under the Plan even if the transferred NQSO expire without exercise.

(c)	Shares underlying Substitute Awards shall not reduce the number of Shares available for distribution hereunder.

(d)	In the event that any Option, Right or Long-Term Stock Award granted hereunder (other than a Substitute Award) is exercised through the surrender to the Company of Shares or in the event that withholding tax liabilities arising in connection with any such award are satisfied by the withholding of Shares by the Company, the number of Shares available for distribution under the Plan as set forth in Section 4(a) shall be increased by the number of Shares so surrendered or withheld.

(e)	Options and SARs on no more than 25,000,000 Shares of Common Stock and Long-Term Stock Awards and Stock Purchase Rights on no more than 10,000,000 Shares of Common Stock may be granted to any individual in any year under this Plan.

(f) (i)	In the event that the Common Stock of the Company is split or reverse-split, whether by stock dividend, combination, reclassification or similar method not involving payment of consideration, the number of Shares available for award under this Plan, in aggregate and individually as set forth in Sections 4(a) and 4(e), the number of Shares deliverable under

[1]	The number of authorized shares under this Plan as of May 31, 2004 equals 450,897,091, which is the number of authorized shares available for grant under the Company’s 1991 Long-Term Equity Incentive Plan (the “1991 Plan”) as of the date this Plan became effective on October 16, 2000 (the “Effective Date”), plus any additional shares which cease to be available for issuance under the 1991 Plan between the Effective Date and May 31, 2004, less any shares which have been granted under this Plan between the Effective Date and May 31, 2004.

APPENDIX A

each Option, Right or Long-Term Stock Award outstanding hereunder and the per Share exercise price of each outstanding Option or Right shall automatically be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

(ii)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event other than an event described in Section 4(f)(i) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of awards under the Plan, including the aggregate and individual limits specified in Section 4, (ii) the number and type of Shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5.     Administration.

(a)	The Plan shall be administered by one or more Committees designated by the Board to administer the Plan, constituted in such a manner as to satisfy the Applicable Laws.

(b)	Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(c)	As used herein, except in Sections 17 and 19, references herein to the Board shall mean the Board or the Committee, whichever is then acting with respect to the Plan.

(d)	The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, and any such interpretation shall be final and binding on all persons having an interest in any award under this Plan. Without limiting the generality of the foregoing, subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

(i)	to select the employees, officers, consultants, directors and advisers of the Company and/or its Subsidiaries and Affiliates to whom Options, Rights and Long-Term Stock Awards, or any combination thereof, may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Options, Rights and Long-Term Stock Awards, or any combination thereof, are granted hereunder;

(iii)	to determine the number of Shares to be covered by each such award granted hereunder;

APPENDIX A

(iv)	to approve forms of grant or agreement, or other forms for communicating to Participants that they have been granted an award under the Plan, for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding the Option or other award and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(vi)	to determine the form of payment, if any, that will be acceptable consideration for exercise of an Option, Right or Long-Term Stock Award granted under the Plan;

(vii)	to determine whether, or to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(viii)	to delegate to another committee of the Board or to members of management certain of its powers hereunder to the extent permitted by Applicable Laws;

(ix)	to determine the terms and restrictions applicable to Long-Term Stock Awards, Stock Purchase Rights and the Restricted Stock purchased by exercising such Rights; and

(x)	to adopt sub-plans applicable to particular Subsidiaries, Affiliates or locations, which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)	In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with the Plan or any option or other award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto, (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a director shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

SECTION 6.     Stock Options. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options (“ISOs”) within the meaning of the Code, Nonqualified Stock Options (“NQSOs”) or any other type of Option which may exist from time to time. Each Option shall be evidenced by a Grant which shall expressly identify the Option as an ISO or as NQSO (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options.

The Committee shall determine the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a)	Form of Option Grant. Each Option granted under this Plan shall be evidenced by a Grant in such form (which need not be the same for each Participant) as the Committee shall from time to

APPENDIX A

time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

(b)	Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Participant with a copy of this Plan within a reasonable time after the granting of the Option.

(c)	Exercise Price. The exercise price of an Option shall be determined by the Committee on the date the Option is granted and may be less than the Fair Market Value of the Common Stock on the date the Option is granted.

(d)	Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however; that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee may attach such conditions to the Shares issued upon exercise of an Option as it shall determine, and may provide in any grant for Option exercise restrictions to be waived in consideration of equivalent transfer or forfeiture provisions to be applied to such underlying Shares.

(e)	Limitations on ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(f)	Limitations on Transfer. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that NQSOs held by a Participant may be transferred either for or without consideration, as the Committee, in its sole discretion, shall approve.

(g)	Notice. Options may be exercised only by delivery to the Company or its representative of a stock option exercise instrument in a form approved by the Committee from time to time (which may be in written, electronic or other form selected by the Committee from time to time and need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant’s investment intent and access to information, if any, as may be required by the Company to comply with the Applicable Laws, together with payment in full of the exercise price for the number of Shares being purchased or adequate provision therefor, in accordance with Section 6(h).

(h)	Payment. Payment for Shares purchased upon exercise of an Option may be made in cash (by check) or, unless otherwise provided by the Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to the Participant; (ii) by surrender of Shares of Common Stock having a Fair Market Value equal to the applicable exercise price of the Options; (iii) where approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code, provided that the portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration, and provided further that Participants who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; (iv) by waiver of compensation due or accrued to the Participant for services rendered; (v) pursuant to a broker-assisted “cashless

APPENDIX A

exercise” arrangement; or (vi) by any combination of the foregoing, in each such case to the extent permitted by Applicable Law.

(i)	Limitations on Exercise. In addition to exercise restrictions or other vesting provisions set forth in any Grant, unless the Committee shall otherwise determine, and except in the case of a Substitute Award, the exercisability of an Option following termination of the Participant’s employment shall be subject to this Section 6(i).

(i)	If the Participant ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, such Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable upon the date of termination of the Participant’s employment, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option.

(ii)	If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the Disability of the Participant, or if the Participant dies within three (3) months of his termination of employment, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the date of termination of the Participant’s employment, by the Participant (or the Participant’s legal representative) within twelve (12) months after the date of termination of employment (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iii)	If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Participant, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the first vesting date occurring after such death as may be specified in the Grant and on the next subsequent vesting date, by the Participant’s legal representative within twelve (12) months after the date of death (or such shorter period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iv)	A Participant’s employment relationship shall be considered to have terminated, and the Participant to have ceased to be employed by his or her employer, on the earliest of:

(A)	the date on which the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, delivers to the Participant notice in a form prescribed by the Company that the Company, or such other entity, is thereby terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(B)	the date on which the Participant delivers notice in a form prescribed by the Company, to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, that he or she is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(C)	the date on which the Participant ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, except where the Participant is on an authorized leave of absence, or

(D)	the date on which the Participant ceases to be considered an “employee” under Applicable Law.

APPENDIX A

The Committee shall have discretion to determine whether a Participant has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, as appropriate, and the effective date on which such employment terminated or whether such Participant is on an authorized leave of absence.

(v)	In the case of a Participant who is a director, consultant, or adviser, the Committee will have the discretion to determine whether the Participant is “employed by the Company or any Parent, Subsidiary or Affiliate of the Company” pursuant to the foregoing Sections.

(vi)	The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the full number of Shares as to which the Option is then exercisable.

(j)	Modification, Extension and Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of the holder, impair any rights under any Option previously granted.

SECTION 7.     Stock Appreciation Rights. The Committee, in its discretion, may grant Stock Appreciation Rights to eligible Participants. The following provisions apply to such Stock Appreciation Rights.

(a)	Grant of Stock Appreciation Right. The Stock Appreciation Right shall entitle the holder upon exercise to an amount for each Share to which such exercise relates equal to the excess of (x) the Full Market Value on the date of exercise of a Share over (y) the base or exercise price of the Common Stock as set forth in the applicable Grant. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right.

(b)	Forfeiture of Option. If a Stock Appreciation Right is granted in tandem with an Option, upon exercise of such Stock Appreciation Right, the related Option shall no longer be exercisable and shall be deemed canceled to the extent of such exercise.

(c)	Form of Payment. The Company’s obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee, in its sole discretion, may determine.

(d)	Other Provisions. The Grant evidencing a Stock Appreciation Rights shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of such Grants need not be the same with respect to each recipient.

SECTION 8.     Stock Purchase Rights.

(a)	Rights to Purchase. Stock Purchase Rights to purchase Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement (the “Purchase Agreement”) in the form determined by the Committee.

(b)	Repurchase Option. Unless the Committee determines otherwise, the Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability).

APPENDIX A

The purchase price for Shares repurchased pursuant to the Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

(c)	Other Provisions. The Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of Purchase Agreements need not be the same with respect to each purchaser.

SECTION 9.     Long-Term Stock Awards.

(a)	Administration. Long-Term Stock Awards are stock bonus or stock unit awards that may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, price (if any) and starting and ending dates of any restriction period (the “Restriction Period”) for each Long-Term Stock Award, and shall determine the time and/or performance factors which must be met for a Long-Term Stock Award, the maximum amount payable under the Award and any targets for partial or full payment under such Award, and the extent to which a Long-Term Stock Awards has been earned. Long-Term Stock Awards may vary from Participant to Participant and between groups of Participants. A Long-Term Stock Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Parent, Subsidiary or Affiliate, a business unit or units of the Company, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction Periods may overlap and Participants may participate simultaneously with respect to Long-Term Stock Awards that are subject to different Restriction Periods and different time and/or performance factors. Long-Term Stock Awards shall be confirmed by, and be subject to the terms of, a Long-Term Stock Award agreement. The terms of such agreements need not be the same with respect to each Participant.

At the beginning of each Restriction Period, the Committee shall determine, for each Long-Term Stock Award subject to such Restriction Period, the number of Shares to be awarded to the Participant or as to which the restrictions shall lapse at the end of the Restriction Period, if and to the extent that the relevant measures of time and/or performance for such Long-Term Stock Award are met. Such number of Shares of Common Stock may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Committee.

No Long-Term Stock Award may be sold, assigned, transferred, pledged or otherwise encumbered during its Restriction Period, provided, however, that a Long-Term Stock Awards held by a Participant may be transferred either for or without consideration, during its Restriction Period if the Committee, in its sole discretion, shall approve.

(b)	Qualified Performance-Based Long-Term Stock Awards. In the case of any Long-Term Stock Awards made to any person who is or may become a Named Executive during the Restriction Period before payment of the Award, the Committee may grant Long-Term Stock Awards that are intended to comply with the requirements of Code section 162(m) (“Qualified Performance-Based Long-Term Stock Awards”). In such case, the Committee shall condition the grant or vesting, as applicable, of the stock bonus or unit upon the attainment of certain objectively determinable performance goals established by the Committee that are conditioned upon the satisfaction by the Company, Parent, Subsidiary, or Affiliate, or a business unit or units of the Company, of one of more of the following performance criteria (the “Qualified Performance Criteria”) during a specified Restriction Period of no less than three months: revenues, operating expenses, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of the Company’s stock, economic value added, total stockholder return, net income,

APPENDIX A

pre-tax income, operating income, earnings per share, operating profit margin, net income margin, sales margin (including both growth rates and margin percentages), cash flow, market share, inventory turnover, sales growth, capacity utilization, or increase in customer base. As determined by the Committee, Qualified Performance Criteria shall be derived from financial statements of the Company prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Qualified Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Qualified Performance Based Long-Term Stock Award to a Named Executive, the Committee shall make all calculation of actual payments and shall certify in writing, prior to the payment of such Long-Term Stock Awards, the extent, if any, to which the specified performance goals have been met.

(c)	Adjustment of Awards. The Committee may adjust the time and/or performance factors applicable to the Long-Term Stock Awards to take into account changes in law, accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. In the case of any Qualified Performance-Based Long Term Stock Award, the Committee may not increase the Common Stock that would otherwise be payable upon achievement of the stated performance goal or goals, but may reduce or eliminate the maximum Common Stock award due upon attainment of the stated performance goals, basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Long-Term Stock Award.

(d)	Termination. Unless otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates his or her employment or his or her consultancy during a Restriction Period because of death or Disability, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates employment or his or her consultancy during a Restriction Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long-Term Stock Award subject to such Restriction Period, unless the Committee shall otherwise determine.

(e)	Form of Payment. The earned portion of a Long-Term Stock Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

SECTION 10.     Withholding Taxes.

(a)	Withholding Generally. The Company shall have the right to withhold or require the recipient to remit to the Company an amount sufficient to satisfy federal, state, or local withholding tax requirements arising in connection with the grant, exercise or settlement of any award under the Plan prior to the delivery of any certificate or certificates for Shares or other amounts hereunder.

(b)	Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Long-Term Stock Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares otherwise to be delivered that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined;

APPENDIX A

provided however that the Company shall not allow withholding of Shares (i) upon exercise or vesting of any Option, Right or Long-Term Stock Award in an amount which exceeds the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes or (ii) if such withholding is not permitted under local laws. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with procedures established by the Committee from time to time.

SECTION 11.     Change of Control. Unless specifically provided to the contrary in any Grant or Purchase Agreement, upon a Change of Control, (a) unless outstanding Options and Rights are effectively assumed by the surviving or acquiring corporation or otherwise remain outstanding, such Options and Rights shall become fully vested and exercisable, and any repurchase or resale restrictions applicable to any award granted hereunder shall automatically lapse and such Options or Rights shall expire on the consummation of such Change of Control transaction at such times and on such conditions as the Committee shall determine and (b) if an Option or Right is effectively so assumed or remains outstanding, and the Participant’s employment is terminated (within the meaning of Section 6 hereof) by the surviving or acquiring corporation without cause within twelve (12) months after the consummation of such Change of Control transaction, such Option or Right shall accelerate and become immediately and fully exercisable, and any repurchase or resale restrictions applicable to any such award shall automatically lapse, upon such termination.

SECTION 12.     Employment Relationship. Nothing in the Plan or any award made hereunder shall interfere with or limit in any way the right of the Company or of any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or consulting relationship at any time, with or without cause, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.

SECTION 13.     General Restriction. Each award shall be subject to the requirement that, if, at any time, the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such award or the issue or purchase of Shares thereunder, such award may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall be under no obligation to obtain or seek such listing, registration, qualification, consent or approval.

SECTION 14.     Rights as a Stockholder. The holder of an Option, Right or Long-Term Stock Award shall have no rights as a stockholder with respect to any Shares covered by the Option, Right or Long-Term Stock Award until the Shares subject to such award have been entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate so entered.

SECTION 15.     Limitations on Assignment of Awards. Except as otherwise provided in Section 6(f) and 9(a) hereof, no awards made hereunder shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution and as otherwise consistent with the specific Plan provisions relating thereto or as the Committee in its sole discretion shall approve either for or without consideration. During the life of the Participant, an Option, Right or Long-Term Stock Award shall be exercisable only by him or her, or by a transferee as permitted by Section 6(f) or 9(a) hereof and any award agreement.

SECTION 16.     Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provisions of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including without limitation, arrangements providing for the granting of Options

APPENDIX A

otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17.     Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of the Company and approved by the stockholders of the Company, in any manner permitted by applicable corporate law.

SECTION 18.     Term of Plan. Awards may be granted pursuant to this Plan from time to time prior to the expiration hereof, which shall occur on the date of the Company’s Annual Meeting of Stockholders in 2010.

SECTION 19.     Amendment or Termination of Plan.

(a)	Except to the extent prohibited by applicable law and unless otherwise expressly provided in a Grant or Purchase Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee or its delegee may amend the Plan and/or adopt subordinate arrangements, policies and programs in each case subject to the authority set forth in Section 4 hereof, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations by adopting schedules of provisions to be applicable to awards granted in such jurisdiction.

(b)	The Committee may waive any conditions or rights under, amend any term of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any award theretofore granted under the Plan.

ADMISSION TICKET

Oracle Corporation 2004 Annual Meeting of Stockholders

October 29, 2004

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway
Redwood City, California 94065

4290-PS04	C14496-01

ORACLE CORPORATION
ATTN: INVESTOR RELATIONS
500 ORACLE PARKWAY
MAILSTOP 50P6
REDWOOD CITY, CA 94065

VOTE BY INTERNET — http://www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time (8:59 Pacific Time), the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Oracle Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

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ORCLC1	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORACLE CORPORATION

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Jeffrey O. Henley, 02) Lawrence J. Ellison, 03) Donald L. Lucas, 04) Michael J. Boskin, 05) Jack F. Kemp, 06) Jeffrey S. Berg, 07) Safra Catz, 08) Hector Garcia-Molina, 09) Joseph A. Grundfest, 10) H. Raymond Bingham and 11) Charles E. Phillips, Jr.	¡	¡	¡

Vote On Proposals		For	Against	Abstain

2.	PROPOSAL FOR THE APPROVAL OF THE ADOPTION OF THE FISCAL YEAR 2005 EXECUTIVE BONUS PLAN	¡	¡	¡

3.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2005	¡	¡	¡

4.	PROPOSAL FOR THE APPROVAL OF THE AMENDED AND RESTATED 2000 LONG-TERM EQUITY INCENTIVE PLAN	¡	¡	¡

5.	STOCKHOLDER PROPOSAL FOR THE ADOPTION OF THE “CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA”	¡	¡	¡

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Please sign exactly as the name or names appear on stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their positions when signing.

Signature [PLEASE SIGN WITHIN BOX]                      Date

	Yes	No

Please indicate if you plan to attend this meeting	¡	¡

Signature (Joint Owners) Date

Electronic Voting Alternatives

Are you voting electronically? This year? Next year?

Although you received your proxy materials by mail this year, you can still vote your shares conveniently by telephone or by the Internet. Please see the reverse side for instructions.

Additionally, you can choose to receive next year’s proxy materials (Form 10-K, proxy statement, and voting form) electronically via e-mail. If you wish to accept this offer, you will need to provide your e-mail address and the last 4 digits of your Social Security number before you click the final submission button as you cast your vote this year on the Internet at http://www.proxyvote.com. By choosing to become one of Oracle’s electronic recipients, you help support Oracle in its efforts to reduce printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, you will receive an e-mail before the next annual stockholders’ meeting, notifying you of the website containing both the proxy statement and Form 10-K to be viewed before casting your vote at http://www.proxyvote.com

ORACLE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 29, 2004

     The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DANIEL COOPERMAN, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of ORACLE CORPORATION, to be held on Friday, October 29, 2004, at 10:00 a.m., in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION, FOR THE APPROVAL OF THE ADOPTION OF THE FISCAL YEAR 2005 EXECUTIVE BONUS PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2000 LONG-TERM EQUITY INCENTIVE PLAN AND AGAINST THE ADOPTION OF THE “CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA.”